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GREIF, INC.

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2020 Proxy Statement
Notice of Annual Meeting of Stockholders

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

It is our pleasure to invite you to join our Board of Directors at our 2020 Annual Meeting of Stockholders of Greif, Inc.

DATE AND TIME:
Tuesday, February 25, 2020
10:00 a.m. Eastern Time

PLACE:
Greif Corporate Headquarters
425 Winter Road
Delaware, Ohio 43015

ITEMS OF BUSINESS:

1.	To elect nine directors to serve for a one-year term;

2.	To consider and vote upon, on a non-binding and advisory basis, the approval of the compensation of the Company's Named Executive Officers;

3.	To consider and vote upon the approval of an amendment to a material term of the Company's current Long-Term Incentive Plan;

4.
To consider and vote upon the approval of the Company's new Long-Term Incentive Plan, called the 2020 Long-Term Incentive Plan, which, if approved, will replace the current Long-Term Incentive Plan going forward;

5.	To consider and vote upon the approval of an amendment to a material term of the Company's 2001 Management Equity Incentive Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournments.

RECORD DATE:
Only stockholders of record of the Class B Common Stock at the close of business on December 30, 2019, will be entitled to vote at the Annual Meeting.

VOTING:
We hope that Class B stockholders will promptly vote over the internet, by phone, by mailing their proxy cards in the enclosed envelope or in person.

Vote by internet at www.proxyvote.com
Vote by phone at +1 800 690 6903
Vote by mailing your proxy card
Vote in person

On behalf of the Board of Directors, management and employees of the Company, thank you for your continued support.

By Order of the Board of Directors,

/s/ Gary R. Martz
Gary R. Martz
Corporate Secretary
January 10, 2020

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PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING:

When is the Annual Meeting?
The Annual Meeting of Stockholders (the “Annual Meeting”) of Greif, Inc. (the “Company,” “our,” “us” and “we”) will be held on February 25, 2020, at 10:00 a.m., Eastern Time, at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015.

Why am I Receiving these Proxy Materials?
This proxy statement is being furnished to all stockholders of the Company in connection with the Annual Meeting. It is anticipated that this proxy statement and form of proxy will first be sent to the stockholders on or about January 10, 2020.

Who May Vote at the Annual Meeting?
Only holders of Class B Common Stock as of the close of business on December 30, 2019, are entitled to vote at the Annual Meeting and any adjournment thereof. Holders of Class A Common Stock are not entitled to vote at the Annual Meeting. Therefore, this proxy statement is being furnished to holders of Class A Common Stock for informational purposes only, and no proxy is being solicited from them. On the record date of December 30, 2019, there were 22,007,725 shares of Class B Common Stock outstanding, with each share entitled to one vote.

How do I Vote?
By the internet:     Available 24/7 at www.proxyvote.com
By Telephone:     By calling toll-free at 1 800 690 6903 within the United States
By Mail:         Mark, sign and date your proxy card and mail promptly in the enclosed postage-paid envelope.
In Person:     Attend the Annual Meeting in person and vote by ballot.

What Proposals will be Voted on at the Annual Meeting?
At the Annual Meeting, Class B stockholders will vote upon:

Proposal 1 - the election of nine directors to serve for a one-year term;
Proposal 2 - the approval of the compensation of the Company's Named Executive Officers;
Proposal 3 - the approval of an amendment to a material term of the Company's current Long-Term Incentive Plan;
Proposal 4 - the approval of the Company's new 2020 Long-Term Incentive Plan; and
Proposal 5 - the approval of an amendment to a material term of the Company's 2001 Management Equity Incentive Plan.

How are Votes Counted?
Holders of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. The nine director nominees receiving the highest number of votes will be elected as directors. Class B stockholders do not have the right to cumulate their votes in the election of directors. Proxies cannot be voted at the Annual Meeting for a number of persons greater than the number of nominees named in this proxy statement. Each share of the Class B Common Stock is entitled to one vote in respect of each proposal.

The vote on Proposal 2 concerning executive compensation is advisory only and therefore is not binding upon the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements. The vote required to approve Proposals 3, 4 and 5 concerning our incentive plans is the favorable vote of a majority of the outstanding shares of the Class B Common Stock voting on the applicable proposal; provided that the total vote cast on such proposal represents over 50% in interest of all shares of Class B Common Stock entitled to vote on the proposal.

Abstentions will be considered as shares of Class B Common Stock present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions will not be counted in the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election. Abstentions with respect to Proposal 2 concerning the advisory vote on compensation will be treated as not voting or not expressing a preference and will not have a positive or negative effect on the outcome of that proposal. Abstentions will be counted as votes cast regarding Proposals 3, 4 and 5 concerning our incentive plans and will have the same effect as a vote against those proposals.

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How do I change or revoke my Vote?
Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting does not by itself revoke the proxy.

Voting Instructions to Broker:
If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. Pursuant to the rules of the New York Stock Exchange, your broker does not have discretion to vote your Class B Common Stock without your instructions with respect to certain matters. If you do not provide your broker with voting instructions, your shares of Class B Common Stock will not be considered present at the Annual Meeting for purposes of determining the presence of a quorum or for voting on such matters.

This Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.proxyvote.com.

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PROPOSAL 1: Election of Directors
The Nominating and Corporate Governance Committee (the “Nominating Committee”) has recommended the nine director nominees named below for election as directors at the Annual Meeting. All nine of these director nominees are presently serving on our Board of Directors (the “Board”) and each has consented to being named in this proxy statement and to serve if elected for a one-year term. All nine of these director nominees were identified and proposed as candidates for service on our Board based on their record of service and individual contributions to the overall mission and responsibilities of the Board. Unless otherwise specified, the shares of Class B Common Stock represented by the proxies at the Annual Meeting will be voted to elect the nine director nominees named below. In the event that any of these director nominees is unable to serve (which is not anticipated), the persons named in the proxy may vote for another director nominee of their choice. The names and biographies of each of the director nominees for election to the Board of Directors are set forth below.

Director Nominees

MICHAEL J. GASSER - CHAIRMAN

 Age: 68
Director since 1991, Independent Director since November 2015

Mr. Gasser has served as Chairman of the Board of Directors since 1994, including the period from November 2011 until November 2012 in which he served as Executive Chairman. Mr. Gasser served as Chief Executive Officer of the Company from 1994 until October 2011. Mr. Gasser currently serves as a director of the Battelle Memorial Institute and a member of its HR, Compensation and Governance Committee. Previously, Mr. Gasser served as the lead director and a member of the Finance and Compensation committees for Bob Evans Farms, Inc., as a trustee of the James Cancer Hospital Foundation and as the Chair of the Board of Trustees of The Ohio State University and a member of its Audit and Finance Committees. Mr. Gasser has extensive experience in our manufacturing, management, accounting and financial operations, which uniquely qualifies him to serve as our Chairman.

PETER G. WATSON

Age: 63
Director since December 2015

Mr. Watson has served as President and Chief Executive Officer since November 2015. From January 2014 until October 2015, he served as Chief Operating Officer. From September 2012 until December 2013, Mr. Watson served as Vice President and Group President, Paper Packaging & Services, Global Sourcing and Supply Chain and Greif Business System. From May 2013 until May 2015, Mr. Watson also served as President of Soterra LLC, which operates our Land Management business segment. From January 2010 to September 2012, he served as Vice President and Division President, Paper Packaging & Services. Prior to January 2010, Mr. Watson served in a variety of roles in our Paper Packaging & Services segment including President of CorrChoice (a division of the Company). He has been employed by the Company since 1999. Mr. Watson also currently serves on the Board of Directors of OhioHealth Corporation and is a member of its Faith and Culture Committee and its Compensation Committee. Mr. Watson’s experience as Chief Executive Officer and Chief Operating Officer, as well as his extensive experience in our Paper Packaging & Services and Land Management business segments, and his extensive knowledge of our manufacturing and global sourcing and supply chain operations, gives him valuable insight in serving as a director of the Company.

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VICKI L. AVRIL-GROVES

Age: 65
Independent Director since 2004

From June 2008 until her retirement in September 2013, Ms. Avril-Groves served as Chief Executive Officer and President of IPSCO Tubulars, Inc., a manufacturer of steel and tubular products. She had been an executive officer of IPSCO Tubulars since 2004, including serving as its Chief Financial Officer. She is a director and member of the Compensation and Nominating and Governance Committees of Commercial Metals Company, a publicly traded (NYSE) recycler of steel and metal products, and a director and member of the Audit and Safety, Environment and Social Responsibility Committees of Finning International, Inc., a publicly traded (TSX) Caterpillar equipment dealer. From February 2014 until July of 2019, Ms. Avril-Groves served as a director and member of the Audit, Compensation and Governance and Nominating Committees of Global Brass and Copper Holdings, Inc., a publicly traded (NYSE) value-added converter, fabricator, processor and distributor of specialized non-ferrous products in North America. In nominating Ms. Avril-Groves, the Nominating Committee considered a number of factors including, but not limited to, her background, experience and judgment as a chief executive and chief financial officer of a major manufacturing company and her experience as a current and former director of several other publicly traded companies.

BRUCE A. EDWARDS

Age: 64
Independent Director since 2006, Audit Committee Chair and Audit Committee Financial Expert

From March 2008 until his retirement in October 2014, Mr. Edwards served on the Executive Management Board of Deutsche Post DHL, a global provider of mail and logistic services, with responsibility for running the supply chain operating unit of Deutsche Post DHL. From March 2007 until February 2008, Mr. Edwards was Global Chief Executive Officer for DHL Supply Chain, a supply chain services division of a subsidiary of Deutsche Post DHL. Prior to that time, and for more than five years, he was Chief Executive Officer of Exel Americas, a supply chain services subsidiary of Deutsche Post DHL. Previously, Mr. Edwards also served as a director and member of the Nomination and Audit Committees of Ashtead Group plc, a publicly traded (London) international equipment rental company, and a director and member of the Audit, Remuneration and Nomination committees of Synergy Health plc, formerly a publicly traded (London) provider of outsourced sterilization services for medical device manufacturers and hospital prior to its acquisition by STERIS Corporation in 2014. In nominating Mr. Edwards, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer of a global supply chain services company and as a former presiding director of two publicly traded companies listed on the London Stock Exchange.

MARK A. EMKES

Age: 67
Independent Director since 2008

From January 2011 until his retirement in May 2013, Mr. Emkes served as Commissioner of Finance and Administration for the State of Tennessee. Previously, Mr. Emkes was Chairman and Chief Executive Officer of Bridgestone Americas, Inc. and Bridgestone Americas Holdings, Inc., a tire and rubber manufacturing company for more than five years prior to his retirement from that position in February 2010. He was also President of these companies from January 2009 until his retirement. Mr. Emkes serves as director and the Chairman of the Audit Committee of First Horizon National Corporation, a publicly traded (NYSE) bank holding company and the parent of First Tennessee Bank National Association. Mr. Emkes is a director of CoreCivic Corporation, formerly known as Corrections Corporation of America, a publicly traded (NYSE) provider of corrections management and residential re-entry services and real estate solutions to federal, state and local governments, where he is also presently serving as the Non-executive Chairman of the Board and a member of the Compensation and Nominating/Governance Committees. Previously, Mr. Emkes served as director and member of the Compensation and Director Affairs/Corporate Governance Committees of Clarcor, Inc., formerly a publicly traded (NYSE) manufacturer of industrial and environmental filtration products prior to its acquisition by Parker Hannifin Corporation in 2017. In nominating Mr. Emkes, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as a senior state government official, as the chairman, chief executive officer and president of a major manufacturing company and as a current director of two other publicly traded companies listed on the NYSE.

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JOHN F. FINN

Age: 72
Independent Director since 2007

For more than five years, Mr. Finn has been Chairman and Chief Executive Officer of Gardner, Inc., a supply chain management company servicing industrial and consumer customers. Mr. Finn also serves as a trustee, member of the Equity Committee and Chairman of the Governance Committee of J.P. Morgan Funds, a registered investment company. From January 1994 until November 2014, Mr. Finn served as a director and, most recently, as the presiding director and Chair of the Nominating and Governance Committee of Cardinal Health, Inc., a publicly traded (NYSE) global, integrated healthcare services and products company. In nominating Mr. Finn, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as chief executive officer of a major distribution company and as a former presiding director of a Fortune 20 healthcare services company.

DANIEL J. GUNSETT

Age: 71
Independent Director since 1996, Compensation Committee Chair

For more than five years, Mr. Gunsett has been a partner with the law firm of Baker & Hostetler LLP and held the position of managing partner of the firm’s Columbus, Ohio office until December 2012. In nominating Mr. Gunsett, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as the managing partner of an office of a major national law firm.

JUDITH D. HOOK

Age: 66
Independent Director since 2003, Nominating and Corporate Governance Committee Chair

Ms. Hook has been an investor for more than five years. Ms. Hook is the aunt of John W. McNamara. In nominating Ms. Hook, the Nominating Committee considered a number of factors including, but not limited to, her unique knowledge and understanding of our business based on her life-long affiliation.

JOHN W. MCNAMARA

Age: 55
Independent Director since 2009

For more than five years prior to September 2017, Mr. McNamara served as president and owner of Corporate Visions Limited, LLC, a provider of aviation management educational and training programs. Mr. McNamara is the nephew of Judith D. Hook. In nominating Mr. McNamara, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as owner and president of an aviation services company.

Board Recommendation
The Board of Directors recommends that Class B stockholders vote FOR the election of all nominees listed above to the Board of Directors.

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PROPOSAL 2: Advisory Vote on Approval of Compensation of Named Executive Officers
At the Annual Meeting, the Class B stockholders will be requested to consider and act upon the following resolution concerning approval of the compensation of our Named Executive Officers (see "Compensation Discussion and Analysis - Overview and Introduction" for the individuals identified as our Named Executive Officers for fiscal 2019):
“Resolved, that the Class B common stockholders hereby approve, on an advisory basis, the compensation, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Company’s definitive Proxy Statement for its 2020 Annual Meeting of Stockholders (the “Proxy Statement”), of the Company’s Named Executive Officers identified in the Proxy Statement.”
This vote is advisory and therefore will not be binding upon the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation
The Board of Directors recommends that Class B stockholders vote FOR approval of the compensation of the Named Executive Officers.

PROPOSAL 3: Approval of Amendment to Material Term of Current Long-Term Incentive Plan
At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to amend a material term of our current Long-Term Incentive Plan, hereinafter referred to as the “Long-Term Incentive Plan” or “Current LTIP,” that will implement a cap on the number of shares that may be issued under the Current LTIP.

Proposed Amendment to Material Term
The Current LTIP contains a cap on the maximum award paid to any employee for any single performance period. However, the Current LTIP does not contain a cap, or limitation, on the maximum aggregate number of shares that may be issued for stock awards made under this plan. Under the corporate governance listing rules of the New York Stock Exchange (the "NYSE"), the Current LTIP is considered a "discretionary plan" which requires the approval of the Class B stockholders for each issuance of shares under this plan.
It is proposed that the Current LTIP be amended to provide that the maximum aggregate number of shares that may be issued under this plan may not exceed 750,000. This number represents the estimated maximum number of shares that could be issued for stock awards under the Current LTIP over the next three years. If this amendment is approved, the Current LTIP will no longer be considered a discretionary plan requiring stockholder approval for the issuance of shares. This amendment is required in order for future issuances of shares under the Current LTIP to comply with Section 303A.08 of the NYSE's Listed Company Manual. Shares previously issued under the Current LTIP, while validly issued, were not issued in compliance with the NYSE rules because stockholder approval was not previously sought for each issuance under this plan. The proposed amendment to the Current LTIP is attached as Exhibit A to this proxy statement.

Purposes of the Long-Term Incentive Plan
The primary purposes of the Current LTIP are as follows: to retain, motivate and attract top caliber executives; focus management on the key measures that drive superior performance; provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies; and provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

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Description of the Long-Term Incentive Plan
The following discussion describes important aspects of the Current LTIP. This discussion is intended to be a summary of the material provisions of the Current LTIP. Because it is a summary, some details that may be important to you are not included. For this reason, you are encouraged to read the Current LTIP in its entirety. The Current LTIP is included in our filings with the Securities and Exchange Commission and the proposed amendment is attached as Exhibit A to this proxy statement. As described above, if this Proposal is approved by Class B stockholders, the maximum aggregate number of shares that may be issued under the Current LTIP may not exceed 750,000.
Administration
The Current LTIP is administered by the Special Subcommittee (see “Compensation Committee” on page 32 of this proxy statement for information on the Special Subcommittee). Among other matters, the Special Subcommittee has the authority to select employees to participate in the Current LTIP, to determine the size and types of award opportunities and final awards, and to determine the other terms and conditions of award opportunities under the Current LTIP (subject to the terms of the Current LTIP). The Special Subcommittee also has the authority to establish and amend rules and regulations relating to the Current LTIP and to make all other determinations necessary or advisable for the administration of the Current LTIP. All decisions made by the Special Subcommittee pursuant to the Current LTIP are made at the Special Subcommittee’s discretion and are final and binding.
Eligibility
Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Current LTIP. In general, an employee may be designated as a key employee if he or she is responsible for, or contributes to, the management, growth and/or profitability of the business of the Company in a material way. Key employees who are chosen to participate in the Current LTIP for any given performance period are so notified in writing and are apprised of the performance criteria and related award opportunities determined for them for the relevant performance period. Performance periods are consecutive and overlapping three-year cycles. Currently, there are approximately 80 employees who have been designated by the Special Committee to participate and receive awards under the Current LTIP.
Establishment of Performance Goals/Criteria
Prior to the beginning of each performance period, or as soon as practicable thereafter, the Special Subcommittee selects and establishes performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are currently based on targeted levels of increases in earnings before interest, taxes, depreciation, depletion and amortization. The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The target incentive award for a participant is based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the performance period.
In no event will the overall award to any participant for any performance period exceed $12.0 million, but any change in share value of any shares between the issue date of the final award and determination date of such final award is not taken into consideration for purposes of applying this cap. In addition, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. These performance criteria may be expressed either on an absolute basis or relative to other companies selected by the Special Subcommittee.
Establishment of Awards; Final Awards
After the performance goals are established, the Special Subcommittee then aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Special Subcommittee establishes the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities will vary in relation to the job classification of each participant. Once established, the performance criteria normally will not be changed during the performance period. However, if the Special Subcommittee determines that external or internal changes or other unanticipated business conditions materially affected the fairness of the goals or render the performance criteria unsuitable, then the Special Subcommittee may approve appropriate adjustments to the performance criteria (either up or down) during the performance period to participants other than covered employees. In addition, at the time the award subject to performance criteria is made and performance criteria are established, the Special Subcommittee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control. At the end of each performance period, the Special Subcommittee certifies the extent to which the performance criteria were met during the performance period and determines the final awards for the participants.

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Payment of Final Awards
A participant’s final award will be paid in cash, in one lump sum, and shares of Class A or Class B Common Stock or combination thereof, as determined by the Special Subcommittee. All shares awarded to participants will be subject to such restrictions on transfer as determined by the Special Subcommittee. The number of restricted shares awarded to a participant will be based on the average closing prices of such shares during the 90-day period preceding the last trading day that precedes the day that the performance criteria for the applicable performance period are established.
Termination of Employment
A participant whose employment terminates because of death, disability or retirement during the performance period for an award will receive a pro rata portion of the award. A participant whose employment terminates for any other reason before the date of payment of the award will not be entitled to any payment with respect to the award.
Amendment; Last Grant Date for Award Opportunities
The Current LTIP may be amended, modified or terminated by the Special Subcommittee at any time, but no such amendment, modification or termination may materially reduce the right of a participant to a payment or distribution under the Current LTIP to which such participant has already become entitled, without the consent of such participant. In addition, any amendment which will make a material change to the Current LTIP will require stockholder approval as required under the NYSE exchange rules. Under the Current LTIP, no effective award opportunities could be granted for any performance period ending after October 31, 2025.
Number of Shares Subject to Current LTIP
If this Proposal is approved by Class B stockholders, the maximum aggregate number of shares available for issuance in connection with awards under the Current LTIP will be 750,000, which may be either shares of Class A or Class B Common Stock or combination thereof. This aggregate number of shares will be subject to adjustment by the Special Subcommittee upon the occurrence of certain corporate transactions or events affecting the Company’s capital structure.

Board Recommendation
The Board of Directors recommends that Class B stockholders vote FOR approval of the proposed amendment to the Current LTIP.

PROPOSAL 4: Approval of New 2020 Long-Term Incentive Plan
At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to approve a new Long-Term Incentive Plan for the Company, hereinafter referred to as the “2020 LTIP.”
If approved by Class B stockholders at the Annual Meeting, the 2020 LTIP will become effective as of November 1, 2019, and will replace the Current LTIP for all performance periods commencing November 1, 2019 and thereafter. If the 2020 LTIP is not approved by Class B stockholders, then the Current LTIP will remain in place. See also “Proposal 3: Approval of Amendment to Material Term of Current Long-Term Incentive Plan.”
Under the corporate governance listing rules of the NYSE, listed companies, such as the Company, are required to receive stockholder approval for compensation plans, such as the 2020 LTIP, that provide equity-based awards to employees or directors. For this reason, Class B stockholders are being asked to approve the 2020 LTIP.

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Substantive Differences from Current LTIP
The following summarizes the substantive differences between the Current LTIP and the 2020 LTIP:

	Current LTIP	2020 LTIP
Awards
A participant’s final award is paid in cash, in one lump sum, and shares of Class A or Class B Common Stock or combination thereof, upon satisfaction of specified performance criteria as determined by the Special Subcommittee.

A participant may be awarded restricted stock units which may be paid in restricted shares, cash or a combination thereof at the end of a specified deferral period and/or performance stock units which may be paid in restricted shares, cash or a combination thereof contingent upon satisfaction of specified performance criteria as determined by the Special Subcommittee (defined below).

Restrictions on Vesting of Awards Not Subject to Performance Criteria	All awards are subject to performance criteria.
The grant, issuance, retention, vesting and/or settlement of an award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such award.

Dividend Equivalents	The plan does not provide for the grant of restricted stock units awards prior to the end of a performance period subject only to the passage of time.
Any participant may be granted dividend-equivalents in connection with a restricted stock unit award, based on the dividends declared on the class of shares of our common stock that are subject to the award to which they relate, to be accrued as of dividend payment dates, during the period between the date the award is granted and the date the award vests or expires, as determined by the Special Committee. No amount shall be paid or settled in connection with a dividend-equivalent until the underlying award has become vested.

Available Shares	In the event Proposal 3 is approved, 750,000 shares will be available for issuance under the Current LTIP.	5,000,000 shares will be available for issuance under the 2020 LTIP.
Last Grant Date	No award opportunities may be granted for any performance period ending after October 31, 2025.	No award opportunities may be granted for any performance period ending after October 31, 2030.

Purposes of 2020 LTIP
The primary purposes of the 2020 LTIP are to retain, motivate and attract key employees, focus management on the key measures that drive superior performance, provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies, and provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Description of 2020 LTIP
The following discussion describes important aspects of the 2020 LTIP. This discussion is intended to be a summary of the material provisions of the 2020 LTIP. Because it is a summary, some details that may be important to you are not included. For this reason, the entire proposed 2020 LTIP is attached as Exhibit B to this proxy statement. You are encouraged to read the 2020 LTIP in its entirety.
Award Opportunities
The 2020 LTIP provides key employees of the Company with the opportunity to earn various levels of incentive compensation, payable in cash and/or shares of our Class A or Class B Common Stock, with respect to a performance period, which is a consecutive and overlapping three-year cycle beginning on each November 1 during the term of the plan. Key employees selected to participate in the 2020 LTIP by the Special Subcommittee (see "Compensation Committee" on page 32 of this proxy statement for information on the Special Subcommittee) receive award opportunities consisting of either restricted stock units (“RSUs”) or performance stock units (“PSUs”) or a combination thereof.
RSUs provide recipients with a right to receive shares, cash or combination thereof at the end of a specified deferral period and are designed to strengthen the retention incentive under the plan. In addition, a participant may be granted dividend-equivalent rights in connection with a RSU award. Such dividend-equivalent rights are converted into cash or additional shares by a formula and other terms determined by the Special Subcommittee. No amount will be paid or settled in connection with a dividend-equivalent

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right until the underlying RSU award has vested. Except for dividend-equivalent rights, a participant receiving RSUs has no rights of a stockholder of the Company, including the right to vote, until shares are issued to such participant pursuant to the RSUs.
PSUs provide recipients with a right to receive shares, cash or combination thereof, contingent upon the satisfaction of specified performance criteria for a performance period. See “Establishment of Performance Goals/Criteria for PSUs” below. Unless otherwise specified in an award document, PSUs are to be settled in shares at the end of the performance period based upon the satisfaction of the applicable performance criteria. In no event may dividend-equivalent rights be issued in connection with a PSU.
Administration
The 2020 LTIP is administered by the Special Subcommittee. The Special Subcommittee is composed of independent directors, meaning directors who are not officers or employees of the Company and who meet certain other eligibility requirements. Among other things, the Special Subcommittee has the authority to select key employees to participate in the plan, to determine the size and types of awards, and to determine the other terms and conditions of any awards under the plan. The Special Subcommittee also has the authority to establish and amend rules and regulations relating to the plan and to make all other determinations necessary or advisable for the administration of the plan. All decisions made by the Special Subcommittee pursuant to the 2020 LTIP are made at the Special Subcommittee’s sole discretion and are final and binding.
Award Determination
Each award under the plan will be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Special Subcommittee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as determined by the Special Subcommittee at the date of grant or thereafter. Each award issued under the plan may include such additional terms and conditions, not inconsistent with the provisions of the plan, as determined by the Special Subcommittee.
The grant, issuance, retention, vesting and/or settlement of an award will occur at such time and in such installments as determined by the Special Subcommittee or under criteria established by the Special Subcommittee. The Special Subcommittee has the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of the award subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Special Subcommittee; provided, however, that the grant, issuance, retention, vesting and/or settlement of an award that is based in whole or in part on the level of achievement versus specified performance conditions must be subject to a performance period of not less than one year. Any award based solely upon continued employment or the passage of time must vest over a period of not less than three years from the date the award is made, but such vesting may occur in pro rata installments over the three-year period.
Eligibility
Employees of the Company who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company in a material way, hereinafter referred to as “key employees,” are eligible to receive awards under the 2020 LTIP. There are currently approximately 80 key employees. Key employees who are chosen to participate in the 2020 LTIP for any given performance period are so notified in writing and are apprised of the performance criteria and related award opportunities determined for them for the relevant performance period.
Establishment of Performance Goals/Criteria for PSUs
Prior to the beginning of each performance period or as soon as practicable thereafter (but in no event later than 90 days following the first day of the performance period), the Special Subcommittee selects and establishes performance goals for that performance period which, if met, will entitle participants to the payment of the PSU award. The performance goals for a participant may include growth, improvement or attainment of certain levels of (i) return on capital, equity, or operating costs, (ii) economic value added, (iii) margins, (iv) total stockholder return on market value, (v) operating profit or net income, (vi) cash flow, (vii) earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization, (viii) sales, throughput, or product volumes, and/or (ix) costs or expenses. Performance goals may be expressed either on an absolute basis or relative to other companies selected by the Special Subcommittee. Performance goals may be established without regard to length of service with the Company.
The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of PSU award opportunities based on percentage multiples of the “target incentive award.” Each performance goal range will include a level of performance designated as the “100% award level” at which the target incentive award will be earned. In addition, each range may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may establish minimum levels of performance goal achievement under the performance criteria, below which no payouts will be made to a participant.
Once established, the performance criteria normally will not be changed during the performance period. However, if the Special Subcommittee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria unsuitable, then the Special Subcommittee may approve appropriate adjustments to the performance criteria (either up or down) during the performance period.

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In addition, at the time a PSU award is made and performance goals established, the Special Subcommittee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.
No sooner than 75 days after the end of each performance period and no later than March 15 of the year following the end of the applicable performance period, the Special Subcommittee will certify the extent to which the performance criteria were met during the performance period.
Termination of Employment
If a participant’s employment is terminated by reason of death, disability or retirement, such participant’s outstanding PSUs and RSUs will be reduced on a pro rata basis as provided by the plan to reflect participation prior to termination. The adjusted number of RSUs will vest and settle as soon as reasonably practicable following the participant’s date of termination. The adjusted number of PSUs will be determined as soon as reasonably practicable following the end of the applicable performance periods. A participant whose employment terminates for any other reason before the date payment of an award is made forfeits all rights to any outstanding unvested award.
Amendment; Last Grant Date for Award Opportunities
The 2020 LTIP may be amended, modified or terminated by the Board of Directors or the Special Subcommittee at any time, but no such amendment, modification or termination may materially reduce the right of a participant to a payment or distribution under the 2020 LTIP to which such participant has already become entitled, without the consent of such participant. In addition, stockholder approval is required for any amendment making a change that would require stockholder approval under the rules of the NYSE.
No award opportunities may be granted for any performance period ending after October 31, 2030.
Number of Shares Subject to 2020 LTIP
The maximum aggregate number of shares available for issuance in connection with awards under the 2020 LTIP is 5,000,000, which may be either shares of Class A or Class B Common Stock or combination thereof. This maximum number of shares is subject to adjustment by the Special Subcommittee upon the occurrence of certain corporate transactions or events affecting the Company’s capital structure.

Conditional Awards for Performance Period Commencing November 1, 2019
In January 2020, the Special Subcommittee conditionally granted Restricted Stock Unit Awards to participants in the LTIP for the three-year performance period commencing November 1, 2019 subject to Class B stockholder approval of the 2020 LTIP. Those awards are as follows:

	Conditional 2020 LTIP Restricted Stock Unit Awards for 2019-2022 Performance Period
Named Executive Officer	Number of RSUs	Value of RSUs ($) (1)
Mr. Watson	28,313	$1,251,435
Mr. Hilsheimer	14,850	$656,370
Mr. Martz	10,147	$448,497
Mr. Cronin	6,646	$293,753
Mr. Rosgaard	7,731	$341,710
All executive officers as a group, including the NEOs (10 persons)	87,610	$3,872,362
All non-executive officers as a group (72 persons)	62,465	$2,760,953
(1) The award value was determined by multiplying the number of RSUs by the closing price of our shares of Class A Common Stock on December 31, 2019 ($44.20).
The Special Subcommittee also set conditional target Performance Stock Unit Award opportunities in December 2019 for each LTIP participant, including the NEOs, for the three-year period performance period commencing November 1, 2019. The number of performance stock units ultimately awarded will be based on the achievement of performance goals that are based on targeted levels of EBITDA, along with a total shareholder return modifier to further align performance with stockholder value.

Board Recommendation
The Board of Directors recommends that Class B stockholders vote FOR approval of the 2020 LTIP.

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PROPOSAL 5: Approval of Amendment to a Material Term of 2001 Management Equity Incentive Plan
At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to amend a material term of the Company’s 2001 Management Equity Incentive and Compensation Plan, hereinafter referred to as the “2001 Plan” that will extend the time period under which awards may be granted under the 2001 Plan.

Proposed Amendment to Material Term
At the 2002 annual meeting of stockholders, the Class B stockholders first approved the 2001 Plan. The 2001 Plan was subsequently amended at the 2011 annual meeting of stockholders and the 2015 annual meeting of stockholders to extend the time period under which awards may be granted under the 2001 Plan from December 4, 2010 to December 4, 2020.
It is proposed that the 2001 Plan be amended to extend the time period under which awards may be granted under the 2001 Plan from December 4, 2020 to December 4, 2025. The proposed amendment to the 2001 Plan is attached as Exhibit C to this proxy statement.

Purpose of the 2001 Plan
The purpose of the 2001 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. The 2001 Plan does so by providing the means to award stock options and shares of common stock to these key employees. Since 2005, the Company has not made any awards under the 2001 Plan other than as a component of the hiring packages of three executives. As of January 3, 2020, there were no outstanding stock options under the 2001 Plan. No awards under the 2001 Plan are contemplated for fiscal year 2020, and no awards were made under the 2001 Plan during fiscal year 2019 other than an award of 9,000 Restricted Shares (as defined below) made to an executive officer as a component of his hiring compensation package. While it is the present intention of the Compensation Committee not to commence making annual awards under the 2001 Plan, the Compensation Committee desires to maintain flexibility in making stock-based awards available in certain circumstances, such as a component of compensation packages offered to attract new key employees.

Summary of the 2001 Plan
The following discussion describes important aspects of the 2001 Plan. This discussion is intended to be a summary of the material provisions of the 2001 Plan. Because it is a summary, some details that may be important to you are not included. For this reason, you are encouraged to read the 2001 Plan in its entirety. The 2001 Plan is included in our filings with the Securities and Exchange Commission and the proposed amendment is attached as Exhibit C to this proxy statement.
Any reference in the following discussion to “share” or “shares” refers to a share or shares of the Company’s Class A Common Stock, the only class of shares which may be issued under the terms of the 2001 Plan.
Administration
The 2001 Plan is administered by the Compensation Committee. Among other matters, the Compensation Committee has the authority to select officers and other key employees to participate in the 2001 Plan, to grant awards, to determine the number and types of awards, and to determine the other terms and conditions of any award (subject to the terms of the 2001 Plan). The Compensation Committee also has the authority to establish and amend rules and regulations relating to the 2001 Plan and to make all other determinations necessary or advisable for the administration of the 2001 Plan. All decisions made by the Compensation Committee pursuant to the 2001 Plan are made at the Compensation Committee’s sole discretion and will be final and binding.

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Eligibility
Officers and other key employees of the Company or one or more of its subsidiaries who have responsibilities affecting the management, development, or financial success of the Company or one or more of its subsidiaries are eligible to receive awards under the 2001 Plan (“Eligible Participants”). The Compensation Committee is responsible for determining which officers and employees of the Company satisfy these criteria. As of the date of this proxy statement, the approximate number of individuals who qualify as Eligible Participants is 80.
Types of Award; Terms and Conditions
The types of awards that may be granted under the 2001 Plan fall within two categories: stock options and shares of stock. Specifically, the 2001 Plan provides for the following type of awards:
•Incentive Stock Options
•Nonqualified Options
•Shares of the Company's Class A Common Stock ("Restricted Shares"); and

•	Shares of the Company's Common Stock, the award of which is based upon the achievement of performance goals during a specified performance period ("Performance Shares").
The awards listed above may be granted alone or in combination with each other. Each award must be authorized by the Compensation Committee and evidenced by a written agreement. Among other matters, the agreement must describe the award and state that the award is subject to all the terms and provisions of the 2001 Plan and any other terms and provisions, not inconsistent with the 2001 Plan, as the Compensation Committee may approve. The date on which the Compensation Committee approves the granting of an award is the date on which the award is granted for all purposes, unless the Compensation Committee otherwise specifies in its approval. The granting of an award under the 2001 Plan, however, is effective only if and when a written agreement is duly executed and delivered by or on behalf of the Company and the Eligible Participant.
Awards of Stock Options
The 2001 Plan allows the Compensation Committee to award two types of stock options to Eligible Participants: Incentive Stock Options and Nonqualified Options (together, “Stock Options”). The difference between the two relates to their tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”). Incentive Stock Options qualify for special tax treatment under Section 422 of the Code. Nonqualified Options do not qualify for such special tax treatment.
The following is a summary of the material terms and provisions of the 2001 Plan governing Stock Options:
Exercise Price
The exercise price per share issuable upon exercise of a Stock Option may not be less than the fair market value per share - as “fair market value” is defined in the 2001 Plan - on the date the Stock Option is granted. However, if the Eligible Participant at the time an Incentive Stock Option is granted owns stock with more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, then the exercise price per share must be at least 110% of the fair market value of the shares subject to the Incentive Stock Option on the date of grant.
Vesting and Exercise
The Compensation Committee has authority to determine when and under what conditions the shares underlying a Stock Option will vest. Stock Options are exercisable only with respect to Shares that have become vested. The Compensation Committee also has authority to accelerate the time at which a Stock Option will be exercisable if it determines that accelerating the time is appropriate as a result of changes in the law or other circumstances.
Term
Stock Options are not exercisable after the expiration of 10 years from the date on which the Stock Option was granted. With respect to Incentive Stock Options, if the Eligible Participant at the time the Incentive Stock Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, then the Incentive Stock Option will not be exercisable after the expiration of five years from the date on which the Incentive Stock Option was granted.
Restrictions on Shares Subject to Stock Options
Shares issued upon the exercise of a Stock Option may be subject to restrictions or conditions, including those related to disposition and transferability of the shares, as determined by the Compensation Committee.

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No Stock Option Repricing Without Stockholder Approval
The exercise price per share of any Stock Option granted under the 2001 Plan may not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock.
No Stock Option Repurchases Without Stockholder Approval
The Compensation Committee may not purchase Stock Options previously issued pursuant to the 2001 Plan from Participants for a share price greater than the current fair market value per share unless such purchase is made with the prior approval of the holders of a majority of the shares of Class B Common Stock.
Transferability
In general, Stock Options are not transferable and are exercisable during an Eligible Participant’s lifetime only by the Eligible Participant or his or her legal representative. There are, however, exceptions to this general rule. Incentive Stock Options may be transferred upon an Eligible Participant’s death by will or the laws of descent and distribution. Nonqualified Options may be transferred by will or the laws of descent and distribution. The Compensation Committee may also provide for the irrevocable transfer of any Nonqualified Option to an Eligible Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the Stock Option will be exercisable only by the transferee or his or her legal representative.
Termination of Stock Options
The 2001 Plan provides for the termination of a Stock Option under some circumstances following an Eligible Participant’s termination of employment. Whether a Stock Option will terminate or continue to be exercisable depends upon the reason for the Eligible Participant’s termination of employment. The possibilities under the 2001 Plan are summarized below.
If an Eligible Participant’s employment with the Company terminates as a result of his or her death or disability, then, unless otherwise determined by the Compensation Committee within 60 days of the death or disability, to the extent a Stock Option held by the Eligible Participant is not vested as of the date of death or disability, the Stock Option will automatically terminate. To the extent the Stock Option is vested as of the date of death or disability, the Stock Option may be exercised by the Eligible Participant, the legal representative of his or her estate, his or her legatee under his or her will, or the distributee of his or her estate for a period of one year (or, with respect to Nonqualified Options, the period specified by the Compensation Committee) from the date of death or disability or until the expiration of the stated term of the Stock Option, whichever period is shorter.
If an Eligible Participant’s employment with the Company terminates as a result of his or her retirement, then to the extent a Stock Option held by the Eligible Participant is not vested it will be forfeited unless the Stock Option agreement provides otherwise. Each vested Stock Option may be exercised by the Eligible Participant according to its terms, including, without limitation, for whatever period after the termination of employment as is set forth in the Stock Option agreement.
If an Eligible Participant’s employment with the Company or its subsidiaries is terminated for cause, all unexercised Stock Options held by the Eligible Participant will immediately lapse. The Compensation Committee is responsible for determining whether termination of an Eligible Participant’s employment is for “cause.”
If an Eligible Participant’s employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement, then to the extent any Stock Option held by him or her is not vested as of the date of termination, the Stock Option will automatically terminate. To the extent any Stock Option is vested as of the date of termination, the Stock Option may be exercised for a period of 90 days (or, with respect to Nonqualified Options, the period specified by the Compensation Committee) from the date of termination or until the expiration of the stated term of the Stock Option, whichever period is shorter.
Tax Consequences
The tax treatment of a Stock Option depends upon whether it is an Incentive Stock Option or a Nonqualified Option. The differences are summarized below.
Incentive Stock Options
In general, for federal income tax purposes under present law:
(a) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the Company’s shares at the time of exercise over the exercise price is (unless there is a disposition of shares acquired upon exercise of an Incentive Stock Option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.
(b) If shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such shares are

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transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee’s basis which, except as provided in (e) below, is the exercise price.
(c) Except as provided in (e) below, if the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee upon exercise of the Incentive Stock Option (a “disqualifying disposition”):
(i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.
(ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.
(iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.
(d) No deduction will be allowed to the employer corporation with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.
(e) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of shares to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the shares received will include his or her holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered Incentive Stock Option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.
Nonqualified Options
In general, for federal income tax purposes under present law:
(a) The grant of a Nonqualified Option, by itself, will not result in income to the optionee.
(b) Except as provided in (e) below, the exercise of a Nonqualified Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Company’s shares on the date of exercise over the exercise price.
(c) Except as provided in (e) below, the optionee’s tax basis of shares acquired upon the exercise of a Nonqualified Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.
(d) No deduction will be allowable to the employer corporation upon the grant of a Nonqualified Option, but upon the exercise of a Nonqualified Option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Nonqualified Option if the employer corporation deducts and withholds appropriate federal withholding tax.
(e) With respect to the exercise of a Nonqualified Option and the payment of the exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.
Awards of Restricted Shares
The 2001 Plan allows the Compensation Committee to award Restricted Shares to Eligible Participants. The following is a summary of the material terms and provisions of the 2001 Plan governing awards of Restricted Shares.

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Price
The Compensation Committee is responsible for determining the purchase price for Restricted Shares. The purchase price may be zero.
Share Restrictions
At the time of an award of Restricted Shares, the Committee may determine that the Restricted Shares will, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events. Eligible Participants will not have any rights with respect to the grant of Restricted Shares until they have executed and delivered a restricted share agreement to the Company and otherwise complied with the applicable terms and conditions of the award.
During whatever period has been established by the Compensation Committee (the “Restriction Period”), Eligible Participants will not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Compensation Committee has the authority, however, to accelerate the time at which any or all of the restrictions may lapse with respect to any Restricted Shares. Unless otherwise determined by the Compensation Committee, if an Eligible Participant’s employment terminates during the Restriction Period, all Restricted Shares held by the Eligible Participant and still subject to restriction will be forfeited. Upon the expiration of the Restriction Period, and assuming no forfeiture, unrestricted shares will be issued and delivered to the Eligible Participant.
Termination of Employment
If an Eligible Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period, with the consent of the Compensation Committee, or upon the Eligible Participant’s death, retirement, or disability, the Compensation Committee may authorize the issuance of all or a portion of the Restricted Shares which would have been issued to the Eligible Participant had his or her employment continued to the end of the Restriction Period. If an Eligible Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares shall be forfeited.
Awards of Performance Shares
The 2001 Plan allows the Compensation Committee to award Performance Shares. Many of the provisions of the 2001 Plan that govern Performance Shares are the same in all material respects as those that govern Restricted Shares. For example, the provisions that govern the purchase price of Performance Shares, the acceptance of awards of Performance Shares, the restrictions on the transfer or sale of Performance Shares, the issuance of Performance Shares, and the effect of an Eligible Participant’s termination of employment are the same in all material respects as those that govern Restricted Shares. The provisions of the 2001 Plan are different, however, with respect to the award of Performance Shares. Awards of Performance Shares are based upon the achievement of performance goals during a specified performance period. The Compensation Committee establishes the performance period for each award of Performance Shares at the time of the award. At the time of each award, the Compensation Committee also establishes a range of performance goals to be achieved during the performance period. The performance goals are determined by the Compensation Committee using whatever measures of performance are appropriate in the opinion of the Compensation Committee. Such measures may include, for example, earnings or return on capital. Performance Shares will be earned as determined by the Compensation Committee with respect to the attainment of the performance goals set for the performance period. Attainment of the highest performance goal will earn 100% of the Performance Shares awarded for the performance period; failure to attain the lowest performance goal for the performance period will earn none of the Performance Shares. The Compensation Committee is responsible for determining whether a performance goal has been attained.
Number of Shares Subject to the 2001 Plan
The maximum number of shares that may be issued each year under the 2001 Plan is determined by a formula that takes into consideration the total number of outstanding shares of Class A Common Stock. The 2001 Plan also contains anti-dilution provisions to account for potential changes in the Company’s capital structure. The maximum number of shares that may be issued each year is equal to (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year plus (b) any shares related to awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the shares covered by an award are not issued to an Eligible Participant or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding awards, plus (c) any unused portion of shares available under section (a) above for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The approximate number of shares that may be issued under the 2001 Plan in 2020 is 3,900,000 shares.
The maximum number of shares that may be issued each year under the 2001 Plan is also subject to certain limits. Specifically, in no event will more than 20% of all available shares be granted in the form of awards other than Incentive Stock Options and Nonqualified Options. In addition, the maximum number of Incentive Stock Options that will be issued under the 2001 Plan during its term is 5,000,000 shares (1,072,311 shares remain available for future issuance under this limitation). The maximum number of shares with respect to which Incentive Stock Options, Nonqualified Options, Restricted Shares, and Performance Shares may be granted to any single Eligible Participant under the 2001 Plan during any single fiscal year of the Company is 200,000.

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Change in Control
If a change in control or potential change in control of the Company occurs (as each is defined in the 2001 Plan), the following will occur with respect to awards under the 2001 Plan:

•	Stock Options that have not vested will vest and become exercisable immediately; and

•	All restrictions on Restricted Shares and Performance Shares will lapse.
The Company may also terminate any or all unexercised Stock Options not more than 30 days after a change in control or potential change in control so long as the Company pays the Eligible Participant cash in an amount equal to the difference between the fair market value of the shares subject to the Stock Option and the exercise price of the Stock Option. If the fair market value is less than the exercise price, then the Committee may terminate the Stock Option without any payment.
Amendment; Last Grant Date for Awards
The 2001 Plan may be amended, modified or terminated by the Board of Directors at any time, but no action may materially and adversely affect any outstanding Stock Option without the consent of the holder of such Stock Option. In addition, stockholder approval is required for any amendment making a change that would require stockholder approval under the rules of the NYSE.
If this Proposal is approved by Class B stockholders, no award may be granted under the 2001 Plan after December 4, 2025.

Board Recommendation
The Board of Directors recommends that Class B stockholders vote FOR approval of the proposed amendment to the 2001 Plan.

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CORPORATE GOVERNANCE

Board of Directors
The Board of Directors is currently composed of eight independent directors and one director, Mr. Watson, who as an employee of the Company is not independent under the New York Stock Exchange (the "NYSE") listing rules.

Committees of the Board
The Board has the following committees:

AUDIT COMMITTEE	5 meetings in fiscal 2019
Members: Bruce A. Edwards (Chair/Financial Expert) John F. Finn Michael J. Gasser John W. McNamara
Primary Responsibilities:
•    Oversees the integrity of our financial reporting and accounting process
•   Reviews audits of our consolidated financial statements and effectiveness of the internal accounting controls and internal auditing methods
•    Oversees our enterprise risk management program
•    Oversees our compliance with legal and regulatory requirements
•    Monitors and evaluates our internal audit function and reviews the internal audit plan
•   Appoints and oversees our independent auditors and reviews their qualifications, independence and performance
•     Meets separately and on a regular basis with Company’s independent auditors and internal audit function to consult and review the scope of their audits

COMPENSATION COMMITTEE 8 meetings in fiscal 2019
Members: Daniel J. Gunsett (Chair) Vicki L. Avril-Groves Mark A. Emkes Judith D. Hook
Primary Responsibilities:
•    Oversees the execution of our compensation philosophy and objectives
•    Reviews and approves annually corporate goals and objectives relating to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance and reviews and approves annually the total compensation of the Chief Executive Officer
•    Reviews and approves annually the total compensation of other executive officers of the Company
•    Reviews at least annually our incentive compensation and equity-based compensation plans, including their design and implementation
•   Appoints and oversees an independent compensation consultant and reviews its independence and performance
•    Evaluates and approves non-management director compensation
•    Reviews and confirms our incentive compensation plans do not encourage unnecessary and excessive risk
•     Reviews and discusses with management the Compensation Discussion and Analysis and recommends to the Board its inclusion in the proxy statement

COMPENSATION SPECIAL SUBCOMMITTEE
Members: Vicki L. Avril-Groves (Chair) Mark A. Emkes Judith D. Hook
Primary Responsibilities:
•     Administers our short-term and long-term incentive plans, which each have received stockholder approval
•   Approves participants for incentive plans from among our executive officers and key employees
•   Establishes the performance goals and target award amount to be earned by participants based upon the level of achievement of such performance goals
•   Certifies the extent to which the performance goals have been achieved and determines the amount of the awards that are payable to participants

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE 4 meetings in fiscal 2019
Members: Judith D. Hook (Chair) John F. Finn Michael J. Gasser Daniel J. Gunsett
Primary Responsibilities:
•     Evaluates and recommends to the Board qualified director nominees for election using the criteria set forth in the Committee’s charter
•     Evaluates and recommends changes to the size, composition and structure of the Board and its committees
•     Reviews and recommends Board and committee leadership structure and committee membership
•     Administers and oversees the annual Board and Committee evaluation process
•     Reviews and recommends to the Board changes to our corporate governance guidelines
•     Reviews and approves related party transactions

STOCK REPURCHASE COMMITTEE 0 meetings in fiscal 2019
Members: Michael J. Gasser (Chair) Daniel J. Gunsett Judith D. Hook	Primary Responsibilities: • Responsible for administering our stock repurchase program
The Board held six meetings during fiscal 2019 and all directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Under our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting. All of the director nominees attended the 2019 Annual Meeting.

Board Leadership Structure
Our Board is the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The day-to-day business is conducted and managed by the management of the Company under the direction of the Chief Executive Officer (“CEO”). Currently, our Board leadership structure consists of an independent Chairman of the Board who is our former CEO (Mr. Gasser), seven additional independent directors and a director who is our current CEO (Mr. Watson).
Our Board believes this leadership structure is appropriate for the Company at this time. This structure permits Mr. Watson to primarily focus his time and attention on the business operations, while Mr. Gasser directs his attention on guiding the Board’s agenda in setting priorities for the Company to address the risks and challenges faced by the Company. Further, our Board believes that it is in the best interests of the stockholders for Mr. Gasser to serve as Chairman of the Board due to his extensive knowledge of the Company based on his 17 years of experience as our former CEO. While this structure has worked particularly well for our Board, it is not a permanent structure. It is the Board’s belief that no single organizational model is best or most effective in all circumstances. Therefore, although the Board has determined that the current structure works best for the Company at this time, the Board may implement another structure if deemed to be appropriate in the future.
We have adopted various policies to provide for a strong and independent Board, including the following.

•
The majority of the Board must be independent of management and have no material relationship with the Company, either directly or indirectly as a partner, stockholder or officer of an organization that has such a relationship with the Company, and must meet the standards of independence under the applicable rules of the SEC and NYSE listing standards.

•	Only independent directors are members of the Compensation, Audit and Nominating Committees.

•
Independent/non-management directors meet at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors.

In addition, the Board and the Nominating Committee have assembled a Board that consists of capable and experienced directors, many of whom are currently or have been leaders of companies, who are independent thinkers and have a wide range of expertise and skills. The Board currently does not have a lead director. However, because of its capable and experienced independent directors, including its Chairman of the Board, and for the reasons described above, along with the above described policies that promote an open discussion among the independent directors, the Chairman of the Board and the CEO, the Board has determined that a lead director is not necessary at this time.

Board’s Role in Risk Management Oversight
The Board takes an active role in the oversight of our most significant risks. The Board executes its risk oversight function at the Board level and through delegation to its Board committees. The Board does not view risk in isolation. Risks are considered in virtually every

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business decision and as part of our business strategy. The Board recognizes it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk-taking is essential for us to be competitive and to achieve our long-term strategic objectives.
While the Board and its committees oversee risk management, management is responsible for day-to-day management of the various enterprise risks facing the Company. Management has developed and administers a formal enterprise risk management program that is a Company-wide effort involving both the Board and management. Management’s role is to identify, mitigate, guide and review the efforts of our business units with respect to risk, consider whether various risks are acceptable, and approve plans to deal with critical business risks that could prevent achievement of our business goals or plans. The Board receives detailed management reports that assess the material risk to us, including strategic, operational, financial, infrastructure, legal, regulatory and other external risks facing the Company and to be certain that management develops and maintains comprehensive risk management policies and procedures to assess, mitigate and monitor risks. The risk oversight responsibilities of the Board and its committees are summarized below:

Board of Directors	Audit Committee	Compensation Committee	Nominating Committee
 •  Oversees our risk management processes to support the achievement of our long-term strategic objectives
•  Delegates certain risk management oversight responsibilities to its committees and receives regular reports from each committee

 •  Oversees risks related to financial statements, financial reporting and disclosure process, accounting and legal matters
 •  Oversees the internal audit function
 •  Oversees the enterprise risk management program
 •  Oversees risk related to the integrity of our internal controls process

 •  Oversees the risks related to the design and structure of our compensation and benefits program
 •  Reviews incentive compensation arrangements to confirm incentive pay does not encourage unnecessary and excessive risk taking

 •  Oversees risks associated with corporate governance policies and procedures and Board performance
 •  Oversees risks associated with Board composition and committee structure
 •  Reviews related party transactions

Executive Sessions of Non-Management Directors
The non-management directors of the Company meet without our management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of our Audit Committee, Compensation Committee and Nominating Committee rotate as chairperson of meetings of the non-management directors.

Director Independence
Pursuant to NYSE rules, in order for a director to qualify as “independent,” the Board must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board has adopted categorical standards to assist it in making its determination of director independence.
The Board has determined that all directors and director nominees have no material relationship with the Company and, therefore, are independent, except for Mr. Watson. Mr. Watson is currently the President and CEO of the Company. The Board has determined that Mr. Gunsett is independent because legal fees paid to Baker & Hostetler LLP, where Mr. Gunsett is a partner, are not material to the Company or to that firm (less than $900,000 for fiscal 2019) and that the nature of the relationship has been properly disclosed to the Board. We do not anticipate that legal fees paid to Baker & Hostetler LLP will be material in fiscal 2020. The Board has determined that Mr. Gasser is independent because more than five years have passed since he retired as an employee of the Company.

Availability of Corporate Governance Documents
We have adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•  Corporate Governance Guidelines
•  Code of Business Conduct and Ethics for directors, officers and employees (available in several different languages)
•  Code of Ethics for Senior Financial Officers
•  Independence Standards for Directors
• Stock Ownership Guidelines applicable to directors, officers and other key employees • Audit Committee Charter • Nominating Committee Charter • Compensation Committee Charter

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Each of the Corporate Governance Documents are posted on our website at www.greif.com under “Investors-Corporate Governance-Governance Documents.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

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Director Compensation for Fiscal 2019
The following table sets forth the compensation of our directors for fiscal 2019:

Name (1)	Fees ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Michael J. Gasser	232,378	134,992		367,370
Vicki L. Avril-Groves	100,008	134,992		235,000
Bruce A. Edwards	103,508	134,992		238,500
Mark A. Emkes	90,008	134,992		225,000
John F. Finn	93,508	134,992		228,500
Daniel J. Gunsett (3)	110,008	134,992	5,800	250,800
Judith Hook	105,008	134,992		240,000
John W. McNamara (4)	88,508	134,992	5,600	229,100

(1)
As an employee of the Company during fiscal 2019, Mr. Watson was not compensated for his services as a director. See “Executive Compensation Tables - Summary Compensation Table” for information on Mr. Watson’s compensation as CEO.

(2)
Amounts in this column represent the dollar amount recognized for financial statement reporting purposes during fiscal 2019 computed in accordance with Accounting Standards Certification (“ASC”) 718 and represents the cash value of the total number of restricted shares of Class A Common Stock awarded to such director during fiscal 2019 under our 2005 Outside Directors Equity Award Plan (3,143 shares per outside director). The amounts reported reflect the closing price of our shares of Class A Common Stock on February 25, 2019 ($42.95), the day preceding the date on which the shares were granted. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 of the Notes to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for fiscal 2019 (the "2019 Form 10-K”).

As of October 31, 2019, each outside director owned 7,576 shares of Class A Common Stock that had been awarded to him or her under the above plan that were subject to restrictions on transfer. (For the aggregate number of restricted and non-restricted shares of Class A and Class B Common Stock beneficially owned by each of the outside directors, see “Security Ownership of Certain Beneficial Owners and Management.”) No stock options have been awarded to any outside directors since 2005 and no stock options remain outstanding.

(3)
All Other Compensation for Mr. Gunsett represents his receipt of $3,000 for administering the annual Board and committee evaluations during fiscal 2019 and $2,800 paid by the Company for an annual wellness physical.

(4)	All Other Compensation for Mr. McNamara reflects $5,600 paid by the Company for two separate annual wellness physicals (November 2018 and October 2019).

Director Compensation Arrangements
The Compensation Committee is responsible for setting the overall compensation strategy and policies for our outside directors. Directors who also serve as employees for the Company or any of its subsidiaries are not compensated for their service as a director. Directors may also receive additional compensation for performing duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of a director or committee member. During fiscal 2019, outside directors of the Company received:

•	An annual cash retainer of $75,000. The Chairman of the Board receives an additional annual cash retainer of $140,000.

•	$1,500 for each Board meeting attended.

•	For committee members, $1,250 for each committee meeting attended ($1,500 for Audit Committee members and Compensation Committee members).

•	For chairs of board committees, an annual retainer of $10,000 for each committee chaired ($15,000 for the chairs of the Audit Committee and the Compensation Committee).
Under the terms of the 2005 Outside Directors Equity Award Plan, outside directors of the Company may receive options to purchase shares of our Class A Common Stock, restricted shares of our Class A Common Stock and/or stock appreciation rights. The Compensation Committee is responsible for administering the 2005 Outside Directors Equity Award Plan. For fiscal 2019, the Compensation Committee awarded each of the outside directors at the time of the 2019 Annual Meeting of stockholders (held on February 26, 2019) a number of restricted shares of Class A Common Stock under this plan in an amount equal to $135,000 divided by the last reported sale price of a share of Class A Common Stock on the NYSE on February 25, 2019 (the last trading day immediately preceding the date of the 2019 Annual Meeting). None of these shares of Class A Common Stock are subject to any risk of forfeiture; however, such shares are subject to restrictions on transfer for three years. All of such shares are fully vested on the award date with eligibility to participate in the receipt of all dividends declared on our shares of Class A Common Stock.
In addition to the compensation described above, we provide a health and wellness program for our outside directors which includes annual physical exams. We offer no other perquisites to our outside directors.

Greif - Proxy Statement 25

Stock Ownership Guidelines for Directors
Each outside director is required to own a minimum of five times his or her annual retainer in shares of Company common stock after five years of service as a director. Restricted shares of Class A Common Stock awarded to an outside director under our 2005 Outside Directors Equity Award Plan and the receipt of which has been deferred at the election of such outside director under the terms of the Directors Deferred Compensation Plan are counted as owned by the deferring outside director for purposes of these stock ownership guidelines. The Board evaluates whether exceptions should be made in the case of any outside director who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements. All current outside directors are in compliance with these stock ownership guidelines.

Director Participation in Directors Deferred Compensation Plan
Non-employee directors may elect to defer between 25 and 100 percent of their respective retainer fees, regular fees and meeting fees (including committee fees) as well as restricted stock awards granted under the 2005 Outside Directors Equity Award Plan. Once made, any such elections (including without limitation the percentage of Board Fees and/or restricted stock to be deferred) shall be irrevocable for all such amounts earned during the calendar year for which the election is made. The participants are fully vested in the value of their account, including investment returns, at all times.
The plan is considered to be an “unfunded” arrangement as amounts generally will not be set aside or held by the Company in a trust, escrow, or similar account. Notwithstanding the foregoing, deferrals of restricted stock are to be held in a "rabbi trust" established by the Company. Deferrals of cash compensation under the plan are credited to a participant’s account under the plan as “Phantom Shares.” “Phantom Shares” have a value equal to the market value from time to time of our Class A Common Stock, without par value. The number of Phantom Shares credited to a participant’s account is based on the dollar amount of deferral, divided by the then current per share value of our shares of Class A Common Stock. If a dividend is declared and credited on the Company's Class A Common Stock, the Phantom Shares are to be credited with a corresponding dividend in the form of additional Phantom Shares within sixty days of that date. Dividends paid on shares of restricted stock held in the rabbi trust are contributed to the rabbi trust and are paid from the rabbi trust to the participants and are not accumulated in the rabbi trust.
Generally, the plan provides that each participant will receive his or her cash deferral account value as retirement benefits under the plan upon termination from Board membership in substantially equal monthly payments over a ten year period, and will receive all restricted stock deferrals in a single distribution on the first day of the second month following a participant's termination from Board membership. However, participants may elect to receive:

•
Cash compensation deferrals (credited as Phantom Shares) in a single lump sum payment, annual installments over a five-year period or a series of two payments. Depending on the form of payment elected, a participant may choose a fixed date for distribution or the earlier of a fixed date or such participant's termination of Board membership. If a Participant elects to receive a series of two payments, the participant must specify a fixed date for each payment and must specify the percentage of his or her cash compensation deferral to be paid on each specified date.

•
Restricted stock deferrals upon: (a) a fixed date that is at least three years after the date the restricted stock is awarded, or (b) the earlier of (i) a fixed date that is at least three years after the date the restricted stock is awarded, or (ii) the participant’s termination from Board membership.

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Executive Officers of the Company
The following information relates to executive officers of the Company (elected annually):

Name	Age (1)	Positions and Offices	Year first became executive officer
Peter G. Watson	63	President and Chief Executive Officer	2011
Lawrence A. Hilsheimer	62	Executive Vice President, Chief Financial Officer	2014
Gary R. Martz	61	Executive Vice President, General Counsel and Secretary	2002
Timothy L. Bergwall	55	Senior Vice President and President, Paper Packaging & Services and Soterra LLC	2014
Michael Cronin	62	Senior Vice President, Enterprise Strategy, Global Sourcing and Supply Chain and Greif Packaging Accessories	2015
Ole G. Rosgaard	56	Senior Vice President and President Rigid Industrial Packaging & Services and Global Sustainability	2015
Bala V. Sathyanarayanan	49	Senior Vice President, Chief Human Resources Officer	2018
Hari K. Kumar	57	Vice President and Division President, Flexible Products & Services	2016
Douglas W. Lingrel	56	Vice President and Chief Administrative Officer	2010
David C. Lloyd	50	Vice President, Corporate Financial Controller and Treasurer	2014

(1)	As of February 25, 2020, the date for the 2020 Annual Meeting of Stockholders of the Company.
Peter G. Watson has served as President and Chief Executive Officer since November 2015. From January 2014 to October 2015, Mr. Watson served as Chief Operating Officer. From September 2012 until December 2013, Mr. Watson served as Vice President and Group President, Paper Packaging & Services, Global Sourcing and Supply Chain and Greif Business System. From May 2013 until May 2015, Mr. Watson also served as President of Soterra LLC, which operates our Land Management business segment. From January 2010 to September 2012, he served as Vice President and Division President, Paper Packaging & Services. Prior to January 2010 and for more than five years, Mr. Watson served many roles in our Paper Packaging & Services segment including President of CorrChoice (a division of the Company).
Lawrence A. Hilsheimer has served as Executive Vice President and Chief Financial Officer since May 2014. From April 2013 to April 2014, Mr. Hilsheimer was executive vice president and chief financial officer of The Scotts Miracle-Gro Company. From August 2012 to March 2013, Mr. Hilsheimer was the president and chief operating officer of Nationwide Retirement Plans, a division of Nationwide Mutual Insurance Company. From January 2010 to July 2012, Mr. Hilsheimer was the president and chief operating officer of Nationwide Direct & Customer Solutions, also a division of Nationwide Mutual Insurance Company. For the two years prior to that time, he was executive vice president and chief financial officer of Nationwide Mutual Insurance Company. Prior to joining Nationwide, he was vice chairman and regional managing partner for Deloitte & Touche USA, LLP, which included serving on the board of directors of the Deloitte Foundation. Mr. Hilsheimer is a director and member of the Audit Committee of Installed Building Products, Inc., a publicly traded (NYSE) installer of insulation products.
Gary R. Martz has served as Executive Vice President since June 2010 (and prior to that as Senior Vice President) and as General Counsel and Secretary since joining the Company in 2002. From March 2014 until May 2014, Mr. Martz also served as Chief Administrative Officer, and from March 2018 until November 2018, served as acting Chief Human Resources Officer. Since May 2014, Mr. Martz has assumed responsibility for the management of our global real estate services department. From June 2005 until May 2013, Mr. Martz served as President of Soterra LLC. Prior to 2002, he was a partner in the law firm of Baker & Hostetler LLP.
Timothy L. Bergwall has served as Senior Vice President since February 2019, and as President, Paper Packaging & Services and President of Soterra LLC since May 2015. Prior to that and since 2014, Mr. Bergwall had served as Vice President and Division President, Paper Packaging & Services. Prior to that time and for more than five years, Mr. Bergwall served as Vice President, Containerboard Mills.
Michael Cronin has served as Senior Vice President, Enterprise Strategy, Global Sourcing and Supply Chain since September 2019. Prior to that and since May 2015, Mr. Cronin served as Senior Vice President and Group President, Rigid Industrial Packaging & Services - EMEA in addition to the additional responsibilities he assumed for RIPS-APAC, Greif Packaging Accessories and Global Key Accounts in January 2016. From February 2013 to February 2014, Mr. Cronin was chief executive officer of Coveris Packaging, a global manufacturer and distributor of packaging solutions and coated film technologies. From March 2010 to August 2012, Mr. Cronin was the president of the packaging division of SCA Hygiene Products, a Swedish consumer goods company and pulp and paper manufacturer. From January 2003 to January 2010, Mr. Cronin was the president of the European packaging division of Rio Tinto Alcan, a global mining company.
Ole Rosgaard has served as Senior Vice President, Rigid Industrial Packaging & Services and Global Sustainability since June 2019. Prior to that and since June 2017, Mr. Rosgaard served as Senior Vice President and Group President, RIPS-Americas and Global Sustainability. From August 2015 to June 2017, he had served as Vice President and Division President, RIPS-North America. In January 2016, he assumed additional responsibility for RIPS-Latin America and Container Life Cycle Management LLC, a joint venture which operates our North American reconditioning business. Prior to joining the Company, and for more than five years, he served in various roles of increasing responsibility with Icopal a/s, a designer, manufacturer and installer of high end roofing solutions, including managing director in Denmark, group managing director/chief executive officer of the West European Region and group managing director/chief executive officer of the Central European Region.

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Bala V. Sathyanarayanan has served as Senior Vice President and Chief Human Resources Officer since joining the Company in November 2018. From January 2017 to October 2018, Mr. Sathyanarayanan served as Executive Vice President, Human Resources, North American Operations, for the Xerox Corporation. From July 2012 to January 2017, Mr. Sathyanarayanan was Vice President, Business Transformation and Human Resources, Xerox Technology. In December 2014, he assumed additional responsibilities as Executive Vice President, Corporate Functions and Human Resources, Xerox Technology. Prior to joining Xerox Corporation, and for more than five years, Mr. Sathyanarayanan served as Senior Director and Head of Americas Human Resources, in addition to other human resource roles at Hewlett-Packard Inc.
Hari Kumar has served as Vice President and Division President, Flexible Products & Services since May 2016. From October 2015 to May 2016, Mr. Kumar served as Vice President, Transformation and Greif Business System. From November 2014 until October 2015, Mr. Kumar served as Vice President, Portfolio Optimization. From January 2012 until November 2014, Mr. Kumar served as a Vice President of Flexible Products & Services with responsibility over the Asia Pacific region.
Douglas W. Lingrel has served as Vice President and Chief Administrative Officer since June 2016. From February 2009 to June 2016, Mr. Lingrel served as Chief Information Officer. From 2005 to 2009, Mr. Lingrel served as Vice President, Global Supply Chain Process and Administration.
David C. Lloyd has served as Vice President and Corporate Financial Controller since joining the Company in April 2014, and in that capacity, Mr. Lloyd is the Chief Accounting Officer of the Company. In March 2016, David also assumed the role of Treasurer. Prior to that time, and for more than five years, he was a partner in the accounting firm of PricewaterhouseCoopers LLP.

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Stock Holdings of Certain Owners and Management
The following table sets forth the number of shares of each class of Greif securities beneficially owned, as of December 30, 2019, by (i) each person known to the Company to be the beneficial owner of more than 5 percent of our Class B Common Stock, our only class of voting securities, (ii) each of the nominees for director, (iii) the executive officers listed in the Summary Compensation Table (the “Named Executive Officers or NEOs”), and (iv) all director nominees, NEOs, and other executive officers as a group.

Name	Title of Class	Shares Beneficially Owned (1)		Percent of Class(2)
Patricia M. Dempsey 12781 NE 72nd Boulevard, Lady Lake, FL 32162	Class B	3,050,502	(3)(4)	13.86%
Shannon J. Diener 200 Civic Center Drive, Suite 1200 Columbus, OH 43215	Class B	3,208,886	(3)(5)	14.58%
Mary T. McAlpin 200 Civic Center Drive, Suite 1200 Columbus, OH 43215	Class B	3,270,676	(3)(6)	14.86%
Virginia D. Ragan 200 Civic Center Drive, Suite 1200 Columbus, OH 43215	Class B	3,567,962	(3)(7)	16.21%
Article 4(c) Trust c/o Shannon Diener 200 Civic Center Drive, Suite 1200 Columbus, OH 43215	Class B	2,127,026	(3)(8)	9.66%

Vicki L. Avril-Groves	Class A	33,852	(9)	*
Michael Cronin	Class A	20,726		*
Bruce A. Edwards	Class A Class B	40,852 2,000	(9)	*
Mark A. Emkes	Class A	31,352	(9)	*
John F. Finn	Class A	29,342	(9)	*
Michael J. Gasser	Class A Class B	176,450 23,796	(9)	* *
Daniel J. Gunsett	Class A Class B	28,313 4,000	(9)	* *
Lawrence A. Hilsheimer	Class A Class B	109,544 31,861		* *
Judith D. Hook 200 Civic Center Drive, Suite 1200 Columbus, OH 43215	Class A Class B	40,701 2,482,187	(9)(10) (11)	* 11.27%
Gary R. Martz	Class A Class B	70,109 1,100		*
John W. McNamara	Class A Class B	24,313 436,363	(9)(12) (13)	* 1.98%
Ole G. Rosgaard	Class A	21,375		*
Peter G. Watson	Class A Class B	140,011 4,400		* *

All directors and executive officers as a group (18 persons)	Class A Class B	817,961 2,985,707	(9)	3.11% 13.57%

(1)
A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner (and their spouses, if applicable).

(2)	* indicates less than 1 percent.

(3)	Only Class B Common Stock (voting stock) was reported for these stockholders.

(4)	All shares held by Ms. Dempsey as trustee under her revocable trust and a family trust.

(5)	All shares held by Ms. Diener as custodian or trustee under her revocable trust and family trusts, including the Article 4(c) Trust described in footnote (8).

(6)	All shares held by Ms. McAlpin as trustee under her revocable trust and a family trust.

(7)
Includes shares held by Ms. Ragan as trustee under her revocable trust and a family trust. Also includes shares held by a charitable foundation (525,140 shares) of which Ms. Ragan is the president. Does not include shares held by John W. McNamara, a director of the Company, who is Ms. Ragan’s son. Ms. Ragan disclaims beneficial ownership of the shares held by Mr. McNamara.

Greif - Proxy Statement 29

(8)	The Article 4(c) Trust held under the Naomi C. Dempsey Declaration of Trust (the “Article 4(c) Trust”).

(9)
This table includes restricted shares of Class A Common Stock that have been awarded to directors under our 2005 Outside Directors Equity Award Plan, including shares the receipt of which has been deferred at the director’s election under the terms of the Directors Deferred Compensation Plan. If deferral is elected, shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan. The total number of shares of Class A Common Stock held in the rabbi trust for the benefit of each director as of December 30, 2019, was as follows: Ms. Avril-Groves-16,587 shares; Mr. Edwards-28,146 shares; Mr. Emkes-10,605 shares; Mr. Finn-27,342 shares; Mr. Gasser-9,335 shares; Mr. Gunsett-7,576 shares; Ms. Hook-7,576 shares; and Mr. McNamara-19,598 shares. See also “Corporate Governance - Director Compensation for Fiscal 2019 - Director Participation in Directors Deferred Compensation Plan.”

(10)
Includes shares of Class A Common Stock held by Ms. Hook (A) as trustee under her revocable trust, and (B) which have been awarded to Ms. Hook under our 2005 Outside Directors Equity Award Plan and the receipt of which has been deferred as set forth in footnote (9) of this table.

(11)	All shares held by Ms. Hook as trustee under her revocable trust and a family trust.

(12)
Includes shares of Class A Common Stock which have been awarded to Mr. McNamara under our 2005 Outside Directors Equity Award Plan and the receipt of which has been deferred as set forth in footnote (9) of this table.

(13)
All shares (other than 1,000) held by Mr. McNamara as trustee of a family trust and a voting trust. Does not include shares held by Virginia D. Ragan, who is Mr. McNamara’s mother. Mr. McNamara disclaims beneficial ownership of all shares of Class B Common Stock held by Ms. Ragan.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons owning more than 10% of a registered class of our equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2019 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except that Ms. Hook failed to timely report one transaction involving a gift of 150 shares of Class B Common Stock.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview and Introduction
This Compensation Discussion and Analysis (“CD&A”) identifies and describes our compensation philosophy and objectives, summarizes our executive compensation program and discusses and reviews compensation decisions with respect to our Named Executive Officers (“NEOs”) for fiscal 2019. This CD&A should be read in conjunction with the compensation related tables that immediately follow this section, as well as with our Annual Report on Form 10-K for fiscal 2019 (“2019 Form 10-K”). For fiscal 2019, our NEOs were:

Name	Title
Peter G. Watson	President and Chief Executive Officer
Lawrence A. Hilsheimer	Executive Vice President, Chief Financial Officer
Gary R. Martz	Executive Vice President, General Counsel and Secretary
Michael Cronin	Senior Vice President, Enterprise Strategy, Global Sourcing and Supply Chain and Greif Packaging Accessories
Ole G. Rosgaard	Senior Vice President and President, Rigid Industrial Packaging & Services and Global Sustainability

Summary of Executive Compensation Governance Practices
To achieve the objectives of our executive compensation program and emphasize our “pay-for-performance” philosophy, the Compensation Committee has continued to employ strong governance practices, including:

We Do	We Don’t Do
✓ Significant portion of executive total compensation “at risk”	✗ Hedging or short sales by executive officers or directors
✓ Objective and different metrics for annual and long-term incentives	✗ Repricing of options without stockholder approval
✓ Caps on annual and long-term incentive pay	✗ Significant perquisites
✓ Stock ownership guidelines and holding requirements	✗ Tax gross-ups for perquisites
✓ Require pre-approval to pledge Greif stock	✗ Employment contracts or change-in-control arrangements
✓ Have an incentive compensation recoupment ("clawback") policy for our executive officers

Compensation Committee
The Compensation Committee, whose current members are Daniel J. Gunsett-Chairperson, Vicki L. Avril-Groves, Mark A. Emkes, and Judith D. Hook has primary oversight over the design and implementation of our executive compensation program. In addition, the Compensation Committee has a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”) that administers our annual cash incentive bonus plan (the “Short Term Incentive Plan” or “STIP”) and our long term incentive plans: the current Long-Term Incentive Plan (the “Current LTIP”) and the proposed new 2020 Long-Term Incentive Plan (the "2020 LTIP" and, together with the Current LTIP, the "LTIP"). The 2020 LTIP will replace the Current LTIP going forward if approved by Class B stockholders. See Proposal 4 - Approval of New 2020 Long-Term Incentive Plan. The current members of the Special Subcommittee are Vicki L. Avril-Groves - Chairperson, Mark A. Emkes and Judith D. Hook. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee utilizes an outside compensation consultant, Willis Towers Watson, to provide it with peer group data and market information. Willis Towers Watson also provides other services to the Company. In determining whether Willis Towers Watson has a conflict of interest that would influence its advice to the Compensation Committee, the Compensation Committee considered, among other things, the six factors set forth in the applicable SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, namely: the other services provided by Willis Towers Watson to the Company; the amount of fees payable by the Company to Willis Towers Watson as a percentage of that firm’s total revenues; the policies and procedures maintained by Willis Towers Watson to prevent or mitigate potential conflicts of interest; any business or personal relationship between any member of Willis Towers Watson’s executive compensation team serving the Company and any member of the Compensation Committee; any stock of the Company owned by any member of Willis Towers Watson’s executive compensation team serving the Company; and any business or personal relationship between any member of Willis Towers Watson’s executive compensation team serving the Company and any executive officer of the Company. The Compensation Committee reviewed information provided by Willis Towers Watson addressing each of these factors. These SEC regulations retain the principle that the Compensation Committee should have the final say in determining the independence and objectivity of its advisors. No single factor was considered by the Compensation Committee as more important than any other factor

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or automatically disqualified Willis Towers Watson from being objective. After completing its review, the Compensation Committee determined that Willis Towers Watson does not have a conflict of interest that would prevent them from providing objective advice to the Compensation Committee.

Compensation Philosophy and Objectives
The Compensation Committee’s compensation philosophy and objectives are designed to align our executive compensation with achieving business and financial goals that drive long-term stockholder value. To achieve this “pay for performance” philosophy, the Compensation Committee has the following key objectives:

•
Designing a competitive executive compensation program that works to attract, recruit and hire executives from other major manufacturing companies and Fortune 500 companies, in addition to retain, incentivize and reward our current executive officers.

•
Offering short-term and long-term incentive bonus plans that work to motivate and incentivize our executive officers by linking compensation to the achievement of targeted financial, business and individual performance goals.

•
Emphasizing at-risk components of an executive compensation program to motivate and incentivize our executive officers to drive stockholder value and to align their interests with the interests of our stockholders.

The Company attempts to achieve its policies and philosophies by establishing performance objectives for its executive officers and by linking compensation to financial performance goals, which may include, but are not limited to, targets for earnings before interest, tax and depreciation, depletion and amortization, operating profit before special items, modified free simple cash flow, operating working capital as a percent of revenue and total shareholder return relative to our peers. The Compensation Committee further believes that a portion of each executive’s compensation should be linked to our short-term and long-term performance. In that regard, the Company has the STIP, an annual cash incentive bonus plan that links the annual payment of cash bonuses to the achievement of targeted financial performance goals. See “- Elements of Our Compensation Program - Short Term Incentive Plan.” The Company also uses an LTIP to link the long-term payment of bonuses to the achievement of targeted financial performance goals. See “- Elements of Our Compensation Program - Long-Term Incentive Plan.” The Current LTIP aligns long-term stockholder value with compensation by providing for a portion of the payouts in restricted shares, as well as cash. If Proposal 4 is approved, the 2020 LTIP will further align long-term stockholder value with compensation by providing for payouts in restricted shares and performance shares. The LTIP is also intended to facilitate compliance with our stock ownership guidelines. See “- Elements of Our Compensation Program - Stock Ownership Guidelines” below.
Target Compensation Mix
In determining the award levels for each of the elements in our total compensation program, our philosophy is to "pay for performance." As a result, we place relatively greater emphasis on the variable components of compensation (STIP and LTIP) to align the interests of our executive officers with the interests of our stockholders and motivate them to drive stockholder value. These variable components are balanced with retention incentives provided by base salary and, in certain limited cases, restricted stock awards. In the event Proposal 4 is approved, the 2020 LTIP will provide stronger retention incentives for our key employees through the granting of restricted share units at or near the commencement of each performance period that are subject to a vesting period. We look to the experience and judgment of the Compensation Committee to determine what it believes to be the appropriate target compensation mix for each NEO. As shown in the charts below, incentive components accounted for approximately 81% of the CEO's target compensation and approximately 70% of the other NEOs average target compensation in fiscal 2019.
Base Salary
Short Term Incentive Plan
Long-Term Incentive Plan (50% cash/50% restricted stock)

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Risk Assessment
During 2019, management of the Company, with the assistance of Willis Towers Watson, performed an assessment of the risks associated with our incentive plans and determined that the risks associated with such plans are not reasonably likely to cause a material adverse effect on the Company.
Peer Group Review
The Compensation Committee, working with Willis Towers Watson, periodically, but at least annually, reviews peer group data and market information for comparable positions in our industry related to our executive officers. The Compensation Committee does not establish targets or benchmarks for executive compensation when assessing peer group data, but rather uses peer group data and other market information to confirm that our compensation targets and awards are comparable and competitive. The information provided by Willis Towers Watson is used by the Compensation Committee and the Special Subcommittee to provide context for their decision making process, but is not used to determine or recommend the amount or form of compensation paid to our executive officers, including our NEOs.
The Compensation Committee, working with its compensation consultant, periodically, but at least annually, also reviews our peer group composition. The selection of peer group companies by the Compensation Committee is based on the nature, composition, geographic scope, complexity and key financial data of potential peer companies in the packaging, paper, manufacturing and industrial businesses. In July of 2019, the Compensation Committee conducted its regular review of the Company's peer group composition. In reviewing the factors listed above, the Compensation Committee changed our peer group companies by adding the companies designated with an "*" below and removing: Armstrong World Industries, Inc.; Ball Corporation; Bemis Company, Inc.; Boise Cascade Company; Griffon Corporation; KapStone Paper and Packaging Corporation; Lennox International Inc. and USG Corporation.

Aptargroup, Inc.	Domtar Corporation*	Sealed Air Corporation
Ashland Global Holdings, Inc.*	Fastenal Company*	Silgan Holdings, Inc.
Avery Dennison Corporation	Graphic Packaging Holding Company	Sonoco Products Company
Berry Global Group, Inc.	Owens Corning	The Timken Company*
Celanese Corporation*	Owens-Illinois, Inc.	Universal Forest Products Inc.
Cornerstone Building Brands, Inc.*	Packaging Corporation of America	Valmont Industries, Inc.
Crown Holdings, Inc.	Patrick Industries, Inc.*

Elements of Our Compensation Program
During fiscal 2019, in support of our compensation philosophy and objectives, the key elements of our compensation package were:

• Base salary
• Annual performance-based incentive cash bonus under our STIP
• Long-term performance-based incentive cash bonus and restricted stock awards under our LTIP
• Retirement benefits under our pension, supplemental executive retirement and 401(k) plans
• Opportunity for deferral of compensation under our deferred compensation plan
The Compensation Committee reviews tally sheets for each NEO prepared by the compensation consultant. The purpose of the tally sheets information is to bring together, in one place, all the elements of compensation for our NEOs to assist the Compensation Committee with making compensation decisions for the next calendar year. These tally sheets typically contain the following information: current base salary; STIP payments for the preceding two fiscal years, and the anticipated payment for the fiscal year just ended; LTIP payments for the preceding two fiscal years, and the anticipated payment to be made for the three-year period just ended; the current value of the SERP or the DC SERP, as applicable; and the value of our perquisites (discussed below).
The Compensation Committee’s final compensation determination regarding one element of compensation is independent of all other elements of compensation and does not affect decisions regarding those other elements of compensation, other than to the extent that awards under the STIP and the LTIP are calculated by using a percentage of base salary.

Base Salary
Base salaries are primarily designed to provide competitive levels of compensation that attract and retain our executive officers. When determining base salaries for each NEO, the Compensation Committee considers their qualifications, experience, the scope of responsibilities, individual performance and contributions towards our success. Base salaries, which become effective the first pay period of the calendar year, are reviewed annually and are individually determined and may range broadly among our executive officers. The Compensation Committee does not target specific market data for base salaries, but rather compares the compensation levels of other executive officers with equivalent responsibility within our peer group companies and competitive market data to confirm that our base

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salaries are competitive with the market, as well as to compensation levels of other executive officers within the Company for internal fairness purposes.
In December 2019, the Compensation Committee approved the following base salaries for the NEOs for calendar year 2020. See “- 2019 Performance Reviews of CEO and Other NEOs” below for a discussion of the factors considered by the Compensation Committee in its decision to increase the 2020 base salaries, and the amount thereof, for each NEO.

NEOs	2019 Base Salary	2020 Base Salary	Percentage Change
Mr. Watson (1)	$1,060,000	$1,060,000	—%
Mr. Hilsheimer	$720,239	$733,203	1.8%
Mr. Martz	$601,494	$612,321	1.8%
Mr. Cronin (2)	$565,479	$562,446	1.8%
Mr. Rosgaard (3)	$506,550	$550,000	—%

(1)	Mr. Watson, at his request, did not receive a salary increase for 2020.

(2)	Mr. Cronin’s base salary is paid in Euros and has been converted to U.S. Dollars using an exchange rate of 1.136097 and 1.1112 for years 2019 and 2020 respectively.

(3)
Mr. Rosgaard received a salary increase from $506,550 to $550,000 (8.6%) in September 2019 when he assumed responsibility for the global RIPS business. Mr. Rosgaard did not receive an increase for 2020.

Short-Term Incentive Plan
The STIP is designed to motivate executive officers and reward achievement of specific and objective performance goals that are linked to the profitability of the Company.
In administering the STIP, the Special Subcommittee establishes performance goals, target amounts, and award opportunities at the beginning of each performance period for each executive officer selected to participate by the Special Subcommittee, including our NEOs. The target award is based on a percentage of the executive officer’s base salary (exclusive of any bonus and other benefits) and is payable in cash upon the achievement of the threshold performance level and capped by the maximum performance level. Under the STIP, each NEO can be awarded anywhere from 0% to a maximum of 200% of his or her respective target incentive award, with 100% as payout for achieving the target performance level. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals have been achieved and determines the amount of the award that is payable.

No incentive bonus is paid with respect to an applicable metric if the performance calculation for that metric is below the threshold established for that specific performance period. No additional incentive bonus is paid beyond the established applicable maximum metric calculation with respect to each applicable metric for each performance period. Under the STIP, the maximum payment that could be paid to any participant during any twelve-month period is $3.0 million. The Special Subcommittee establishes the threshold number as being realistic and the maximum as being aggressive for each performance period.

For fiscal 2019, the STIP financial performance goals were based upon the metrics of operating profit before special items (“OPBSI”) and modified simple free cash flow (“MSFCF”), subject to such adjustments as the Special Subcommittee determines to be necessary to accurately reflect the OPBSI and MSFCF of the Company as of the award date. The OPBSI and MSFCF are weighted 80% and 20% respectively. These performance metrics were chosen by the Special Subcommittee to better align the interests of our executive officers with those of our stockholders to improve the profitability of, and cash flow generated by, the Company. For fiscal years 2017 and 2018, the performance goal was a targeted measure of return on net assets.

In December 2018, the Special Subcommittee established performance goals for the fiscal 2019 STIP. The table below summarizes the fiscal 2019 STIP performance goals established by the Special Subcommittee at that time.

Initial Fiscal 2019 STIP Performance Metrics	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
80% OPBSI	$383.6 million	$417.0 million	$450.4 million
20% MSFCF	$468.5 million	$501.9 million	$535.3 million

During 2019, the Special Subcommittee adjusted the initial fiscal 2019 STIP goals in order to account for the Company's acquisition of Caraustar Industries, Inc. and its subsidiaries ("Caraustar") and related synergies. The table below summarizes the adjusted fiscal 2019 STIP performance goals established by the Special Subcommittee. For fiscal 2019, OPBSI of $459.6 million and MSFCF of $689.3 million were achieved resulting in an aggregate payout to the NEO's of 94.94% of the target award.

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Adjusted Fiscal 2019 STIP Performance Metrics	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Actual % Payout (1)
80% OPBSI	$445.2 million	$483.9 million	$522.6 million	$459.6 million	68.68%
20% MSFCF	$606.5 million	$645.9 million	$685.3 million	$689.3 million	200%
(1) Prorated for performance between payout levels.

The table below summarizes the fiscal 2020 STIP performance goals established by the Special Subcommittee in December 2019 based on its evaluation of our business plan and prospects for the fiscal year. For fiscal 2020, the STIP financial performance goals were based upon the paired metrics of OPBSI and the operating working capital as a percentage of revenues calculated by averaging the number calculated as a trailing twelve month average for each of the previous twelve months (“OWC”), subject to such adjustments as the Special Subcommittee determines to be necessary to accurately reflect the OPBSI and OWC of the Company. The OPBSI and OWC are weighted 80% and 20% respectively. The OWC metric replaced the MSFCF performance metric used in fiscal 2019 based upon the Special Subcommittee's determination that a trailing twelve-month measurement that takes into consideration the dynamics of the market environment would better align the interests of our executive officers with those of our stockholders to improve cash generation and the Company's use of working capital.

Fiscal 2020 STIP Performance Metrics	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
80% OPBSI	$424.6 million	$461.5 million	$498.5 million
20% OWC	13.6%	12.9%	12.2%

Within the parameters of the law and the plan document, the Special Subcommittee may consider, in the event of a material acquisition, adjustments to the target, threshold and maximum levels.
Each year, the Special Subcommittee reviews the STIP target awards for each NEO based on its judgment of the impact of the position in the Company and what it believes to be competitive against market data while considering internal pay equity for comparable positions. The fiscal 2020 target awards are as follows:

	Fiscal 2019 STIP Target Award		Fiscal 2020 STIP Target Award
NEOs	(% of Base Salary)	($)	(% of Base Salary)	($)
Mr. Watson	125%	$1,325,000	125%	$1,325,000
Mr. Hilsheimer	90%	$648,215	90%	$659,833
Mr. Martz	75%	$451,121	75%	$459,241
Mr. Cronin (1)	65%	$367,561	65%	$365,590
Mr. Rosgaard (2)	70%	$385,000	75%	$412,500

(1)	Mr. Cronin's compensation is paid in Euros and has been converted to U.S. Dollars using an exchange rate of 1.136097 and 1.1112 for fiscal 2019 and 2020 respectively.

(2)	Mr. Rosgaard's target award for fiscal 2019 increased to $385,000 from $354,585 when his base salary increased in September 2019.

Long-Term Incentive Plan
The LTIP is intended to focus our executive officers on the key measures that drive superior performance over the longer-term. The Special Subcommittee administers the LTIP and designates “key employees” to participate in and receive awards under the LTIP. Prior to the beginning of a three-year performance period, which period commences on the first day of first fiscal year for that performance period, the Special Subcommittee selects the award opportunity for all key employees, including each of our NEOs. The incentive compensation award opportunity is based on the Special Subcommittee’s reasoned business judgment and subjective review of, based in part on the recommendation of the CEO, the key employee’s scope of responsibility and historical performance. The target award opportunity determined by the Special Subcommittee in December 2016 for each NEO for the three-year period performance period that ended in fiscal 2019 was:

	LTIP Target Award for 2017-2019 Performance Period
Named Executive Officer	(% of Average Base Salary)	($)
Mr. Watson	310%	$3,038,310
Mr. Hilsheimer	200%	$1,372,410
Mr. Martz	160%	$916,913
Mr. Cronin (1)	125%	$656,519
Mr. Rosgaard	125%	$500,500

(1)	Mr. Cronin’s compensation is paid in Euros and has been converted to U.S. Dollars using an exchange rate of 1.110424.

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For each of the three-year performance periods ending in fiscal 2017, 2018, 2019, 2020 and 2021, the performance goals were based or are based on, targeted levels of adjusted earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”), subject to such adjustments that the Special Subcommittee determines to be necessary to reflect accurately the EBITDA of the Company for the applicable period. This measure was chosen because the Special Subcommittee believed that it was the financial measure most aligned with maximizing stockholder value.
For each of the three-year performance periods ending in fiscal 2017, 2018, 2019, 2020 and 2021, awards to participants were paid or are to be paid 50% in cash and 50% in restricted shares of our Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90-day period preceding the day that the performance criteria for the applicable three-year performance period was established. The Special Subcommittee believes that awarding restricted shares in lieu of cash better aligns the interests of the NEOs and other key employees with the interests of our stockholders and facilitates compliance with the stock ownership guidelines by participants. See “- Stock Ownership Guidelines” below. All restricted stock issued pursuant to the Current LTIP is fully vested on the date of issuance, with a restriction on the sale or transfer of the restricted shares within a prescribed time period determined by the Special Subcommittee (typically one year and one day from the date of issuance) that is not impacted in any way upon a change in control of the Company.
While no final awards have been granted under the 2020 LTIP pending approval of Proposal 4, the Special Subcommittee intends to modify the construct of the Company's long-term incentives by paying awards solely in restricted shares of our Class A and/or Class B Common Stock, as determined by the Special Subcommittee, except in select countries where impediments exist related to the issuance of our stock. The awards for the three-year performance period commencing November 1, 2019 and ending in fiscal 2022 will be paid in restricted stock units at or near the commencement of the performance period, which units will be subject to vesting period requirements that are intended to strengthen the Company's retention incentives, and in performance stock units. The number of performance stock units ultimately awarded will be based on the achievement of performance goals that will continue to be based on targeted levels of EBITDA, along with a total shareholder return modifier to further align performance with stockholder value.
The Special Subcommittee establishes a range of performance goals that, if achieved, will result in an incentive award payment that starts at the threshold performance level and is capped at the maximum performance level. Under the LTIP, our NEOs can be awarded anywhere from 0% to a maximum of 200% of the target incentive award with 100% as payout for achieving the target performance level. The Special Subcommittee establishes the target incentive award for each participant based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. The Special Subcommittee also establishes a threshold level of performance goal, the achievement below which no awards are paid to any participant. For the three-year performance periods ending in fiscal years 2020, 2021 and 2022, the minimum level of performance goal achievement is 33% of the target award.
The Special Subcommittee establishes a threshold number that is realistic to achieve and sets a maximum threshold number that is difficult to achieve for the applicable performance period. After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). In the event of a material acquisition, the Special Subcommittee may consider, within the parameters of the law and the plan document, adjustments to the performance goals.
For fiscal 2019, NEOs were eligible to receive LTIP award payouts based on performance targets set in December 2016 covering the fiscal 2017-2019 performance period. In December 2019, the Special Subcommittee determined a payout of 131.34% was earned based on the adjusted EBITDA for the performance period shown in the table below. See “Executive Compensation - Summary Compensation Table” for the amount of the award to the Named Executive Officers under the LTIP for fiscal 2019.

2017-2019 LTIP Performance Goals	Threshold (33% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Actual % Payout
100% EBITDA	$1,328 million	$1,436 million	$1,544 million	$1,625.60 million	131.34

(1)	Prorated for performance between payout levels.
2020-2022 LTIP Performance Goals - Confidentiality - Our EBITDA performance goals, used in the LTIP for each of the three-year periods ending in fiscal years 2020 and 2021 and our EBITDA performance and total shareholder return goals for the three-year period ending in fiscal year 2022, are not included in this CD&A section because the we believe that disclosure of this information would cause us substantial competitive harm. In the rigid industrial packaging and the flexible products segments of our business, which accounts for approximately two-thirds of our revenues, our competitors are mostly privately-held companies that generally do not disclose their financial information, executive salaries and other key information to the public, and thus our detailed disclosure of targeted EBITDA would give a competitive advantage to our competitors. Although we provide earnings guidance to investors, we attempt to incentivize key employees at levels above and below this guidance at a higher or lower percentage of their annual base salaries and the public disclosure of such levels could create confusion with investors. In addition, the public disclosure of the prospective targets and ranges of EBITDA and the total shareholder return metrics under the LTIP would cause substantial competitive harm because, among other matters, we would be disclosing to our competitors the long-term bonus structure of our NEOs and other key employees and would be providing our competitors with our anticipated level of earnings for the next three years, which could provide significant insight into our corporate initiatives and activities, including merger and acquisition activities and other growth plans.

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For purposes of illustration and to provide context to our stockholders regarding the difficulty our NEOs face in achieving the performance targets under the LTIP, the percent of the target goal achieved for each performance target for each of the three-year periods ending in the last three fiscal years is set forth below:

3-Year Performance Period Ending Fiscal Year	EBITDA
	Actual Performance Achieved (%)	Maximum Performance Achievable (%)
2019	131	200
2018	168	200
2017	78	200

Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines to better align the interests of our executive officers and key employees with the interests of our stockholders. In furtherance of our commitment to sound corporate governance, our executive officers and key employees are required to hold shares of Company stock valued at the following multiple of their annual base salary:

Position	Ownership Level
CEO	5X Base Salary
Executive Officers (other than CEO)	3X Base Salary
Key Employees	1X Base Salary
Our executive officers and key employees have five years after initial participation in the LTIP or the attainment of a position that requires a higher threshold to meet these stock ownership guidelines. Our executive officers and key employees are generally required to retain 100% of the shares of their restricted stock awards under the LTIP (all of which shares are fully vested upon issuance) until they have satisfied the stock ownership threshold associated with their position. Once in compliance with the stock ownership guidelines associated with their position, executive officers and key employees will remain in compliance with these guidelines regardless of decreases in the trading price of our shares, changes to their base salary or immaterial dispositions of shares, until attainment of a position requiring a higher threshold, in which case the five-year compliance period starts again.
The Compensation Committee annually reviews compliance by our executive officers and key employees with these stock ownership guidelines. The Compensation Committee has determined that each NEO is in compliance with the stock ownership guidelines or within the five-year compliance period associated with their position. Failure to satisfy the requirements of the guidelines may impact participation by an executive officer or key employee in the LTIP in future years, among other matters.

Retirement and Deferred Compensation Plans
Pension Plans
We have a tax-qualified defined benefit plan that is intended to meet the requirements of Section 401(a) of the Code. This pension plan is designed to provide benefits to those U.S. employees hired prior to November 1, 2007 who have long and continuous service before retirement. Messrs. Watson and Martz are the only NEOs eligible to participate in this pension plan, and both are fully vested in their benefits under this pension plan. Messrs. Hilsheimer and Rosgaard are not eligible to participate in this pension plan.
Mr. Cronin participates in pension plans sponsored by a subsidiary of the Company in the Netherlands, and he is fully vested in his benefits under these pension plans. See "Executive Compensation Tables - Pension Benefits - Pension Plans" for additional information regarding our pension plans.
Supplemental Executive Retirement Plans
We have a defined benefit Supplemental Executive Retirement Plan (“SERP”) that provides benefits for a select group of executive officers, including our NEOs who participate in the pension plan described above. Messrs. Watson and Martz are the only NEOs eligible to participate in the SERP, and both are fully vested in their benefits under the SERP. See "Executive Compensation Tables - Pension Benefits - Supplemental Executive Retirement Plans" for additional information regarding our SERP.
Executive officers, including our NEOs who are not eligible to participate in the pension plan may participate in the Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”). Under the DC SERP, we accrue an amount equal to a specified percentage of the executive officer’s annual compensation. “Compensation” for purposes of the DC SERP includes base salary and payments under the STIP. This account is also credited annually with interest based on the discount rate used under the U.S pension plan. Vesting under the DC SERP requires 10 years of service or the attainment of age 65 with at least five years of service. Vested executive officers are entitled to the payment of a future benefit upon retirement equal to the accrued amounts and credited interest, which is payable in equal installments

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quarterly over 15 years. Mr. Hilsheimer is the only NEO currently participating in the DC SERP, but he is not vested in his benefits under the DC SERP.
Defined Contribution/401(k) Plan
We maintain a tax-qualified defined contribution plan that is intended to meet the requirements of Section 401(k) of the Code, commonly called a 401(k) plan. The 401(k) plan is available on the same terms to substantially all of our U.S. employees, including our U.S.-based NEOs. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service (“IRS”) and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices, including a Company stock fund. Subject to certain limitations, we have the option to match a participant’s contributions to the 401(k) plan, and we currently do match a percentage of a participant's 401(k) contributions. U.S. employees not eligible to participate in the U.S. pension plan are entitled to a company retirement contribution of 3% of the employee's base salary subject to IRS limitations. A participant is fully vested in his or her own salary reduction contributions, but the right to company contributions is subject to vesting as provided by the 401(k) plan. All NEOs other than Mr. Cronin receive company-matching contributions. The only NEOs currently receiving company retirement contributions are Messrs. Hilsheimer and Rosgaard.
Nonqualified Deferred Compensation Plan
We have a nonqualified deferred compensation plan for our executive officers, including our NEOs, which provides a vehicle for our executive officers to elect to defer their compensation. This nonqualified deferred compensation plan is intended to meet the requirements of Section 409A of the Code. The only NEOs that have elected to defer compensation under our nonqualified deferred compensation plan are Messrs. Hilsheimer and Rosgaard. See “Executive Compensation Tables - Pension Benefits - Nonqualified Deferred Compensation - Nonqualified Deferred Compensation Plan” for additional information regarding our nonqualified deferred compensation plan.

Perquisites
In addition to the compensation described above, we provide a health and wellness program for our executive officers, including our NEOs, which includes annual physical exams. We offer no other perquisites to our U.S.-based NEOs. Mr. Cronin, who is based in Europe, is provided in accordance with customary local practice, a pension contribution gap payment, housing allowance and tax preparation services fee reimbursement. See Footnote (5) to the “Summary Compensation Table” for information concerning these perquisites.

“Say-on-Pay” Advisory Votes
At our 2017 annual meeting of stockholders, the holders of Class B Common Stock approved a three-year frequency period for holding advisory votes on executive compensation to our NEOs. The next advisory vote on approval of executive compensation is presented in this proxy statement as Proposal 2. The next stockholder advisory votes on the frequency period of such votes will be held during our 2023 annual meeting of the stockholders. The Compensation Committee will continue to review the design of our executive compensation program, particularly in light of our “say-on-pay” votes, executive compensation developments and our pay-for-performance philosophy, to align the executive compensation program consistent with the interests our stockholders.

Recoupment Policy
In February 2019, our Board of Directors adopted a recoupment policy, or clawback policy, which generally provides for the recoupment by the Company of certain incentive based compensation payments and awards paid to certain current or former officers of the Company. Under this policy, in the event that we are required to prepare an accounting restatement of our financial statements due to a material noncompliance with any financial reporting requirements, the Compensation Committee (as the administrator of the recoupment policy) may require recoupment, repayment and/or forfeiture of all or any portion of any incentive compensation paid that exceeds the amount an officer would have received had the incentive compensation paid or awarded been calculated based on our restated financial statements, as determined by the Compensation Committee in its discretion.

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2019 Performance Reviews of CEO and Other NEOs
The Compensation Committee reviews the performance of the CEO and other NEOs based upon certain pre-established performance categories approved by the Compensation Committee. The performance categories were determined by the Compensation Committee to be aligned with our compensation philosophy and objectives. These categories are as follows:

1. Financial Performance Results
2. Strategic Effectiveness and Innovation
3. Business Management
4. Talent Management
5. Personal Effectiveness
6. Board Relations (CEO only)
In reviewing Mr. Watson’s performance as CEO for fiscal 2019, the Compensation Committee solicited written comments from all members of the Board of Directors based on the above six categories using the following criteria: exceeds expectations; meets expectations; and needs improvement. The Compensation Committee compiled the written comments. In evaluating fiscal 2019 performance of Mr. Watson with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors of Mr. Watson’s performance during the year:

•	His continued focus on customer satisfaction and employee engagement resulting in increased profitability;

•
His leadership in developing and executing on the Company’s strategic plans resulting in a number of high value add-on investments in the Rigid Industrial Packaging & Services business segment, particularly in IBCs and plastic drums, and in the Paper Packaging & Services business segment, particularly in specialty products and sheet feeders;

•
His leadership in developing a strategic growth process that resulted in a strategic plan designed for a variety of growth opportunities and culminated in the transformative acquisition of Caraustar, which was the largest acquisition in the Company's history.  Although the Company incurred a substantial amount of debt related to the acquisition of Caraustar, the Company’s operating plans and strategy are to aggressively de-lever and pay down debt, and in the first nine months after the acquisition, Mr. Watson’s has demonstrated a focus to drive his team to execute on that plan;

•	His demonstrated skill in promptly adapting to market conditions to capitalize on opportunities, counter challenges and mitigate adverse impacts;

•	His actions continue to demonstrate high skill levels in communication and transparency, board relations and talent management; and

•	His efforts and leadership have positioned the Company to further optimize operations and drive stockholder value.
Our CEO, Mr. Watson, reviews the performance of each NEO (other than himself) annually based on the first five performance categories set forth above using three criteria - exceeds expectations, meets expectations, and needs improvement - as well as using other subjective assessments of performance. After completing his performance review, Mr. Watson reports his subjective determinations and recommendations to the Compensation Committee and the Special Subcommittee. No single factor is given specific relative weight by Mr. Watson, the Compensation Committee or the Special Committee, but all of the factors are considered in the aggregate in their collective experience and reasoned business judgment. The Compensation Committee and Special Subcommittee then consider any proposed adjustments, to the base salary, STIP and LTIP compensation, and award opportunities for those NEOs and determine whether these compensation components are at appropriate levels in light of the salaries and bonuses of other executive officers in equivalent roles in our peer group and market data provided by Willis Towers Watson.
Mr. Watson noted the following factors for the performance of each of the NEOs during the prior fiscal year:

•
Mr. Hilsheimer - His efforts to guide the finance team on the analysis, execution, financing and integration related to our acquisition of Caraustar, his continuing leadership in driving the Company to meet our 2020 performance objectives, his continuing guidance in the implementation of a global ERP system and the improvement of our internal controls environment, and his focus on proactive communication with our stockholders and the investment community.

•
Mr. Martz - His efforts to guide the legal team on the analysis, execution, financing and integration related to our acquisition of Caraustar, his leadership of legal and global real estate departments in providing excellent customer service to our businesses and corporate departments, and his astute legal advice and counsel on business transactions and regulatory matters.

•
Mr. Cronin - His commitment to serving our customers as evidenced by improving Customer Service Index scores, his continued focus on improving relationships with our global key accounts, and his willingness to assume the role of leader of enterprise strategy in addition to leading our packaging accessories business and our global sourcing and supply chain function.

•
Mr. Rosgaard - His leadership in accepting the role of guiding our global RIPS business; his continued focus on serving our customers by achieving excellent Customer Service Index scores for the businesses he leads, and his efforts to champion our sustainability strategies and progress towards meeting our 2025 global sustainability goals.

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COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation
During fiscal 2019, the Compensation Committee members were Daniel J. Gunsett-Chairperson, Vicki L. Avril-Groves, Mark A. Emkes and Judith D. Hook. During fiscal 2019, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in fiscal 2020. Mr. Gunsett is a partner of Baker & Hostetler LLP. The Board determined that Mr. Gunsett and the other members of our Compensation Committee met all of the applicable standards of independence for compensation committee members.
No executive officer of the Company served during fiscal 2019 as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A above with Company’s management and, based on this review and discussion, has recommended to the Board that this CD&A be included in this proxy statement and incorporated by reference into the 2019 Form 10-K.
Submitted by the Compensation Committee of the Board of Directors.

Daniel J. Gunsett, Committee Chairperson Vicki L. Avril-Groves Mark A. Emkes Judith D. Hook

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table sets forth the compensation for the fiscal years ended October 31, 2019, 2018 and 2017 for our principal executive officer, principal financial officer and three other most highly compensated executive officers (the “NEOs”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Peter G. Watson President and Chief Executive Officer	2019	1,055,385	—	1,842,742		3,341,348	1,721,549	13,501	7,974,525
	2018	1,022,323	—	2,735,452	—	4,780,419	1,636,340	12,559	10,187,093
	2017	967,778	—	836,573	—	1,670,539	1,092,876	13,120	4,580,886
Lawrence A. Hilsheimer Executive Vice President, Chief Financial Officer	2019	717,431	—	816,462	—	1,538,513	4,038	298,240	3,374,684
	2018	699,560	—	1,285,379	—	2,231,261	11,640	335,766	4,563,606
	2017	682,635	—	683,269	—	1,039,666	7,314	242,932	2,655,816
Gary R. Martz Executive Vice President, General Counsel and Secretary	2019	599,149	—	545,472	—	1,045,020	1,235,282	13,180	3,438,103
	2018	584,223	75,000	860,395	—	1,513,423	526,890	12,955	3,572,886
	2017	570,587	—	482,362	—	714,086	562,013	13,120	2,342,168
Michael Cronin Sr. Vice President, Enterprise Strategy, Global Sourcing and Supply Chain and Greif Packaging Accessories(6)	2019	581,878	—	401,690	—	795,117	62,576	127,689	1,968,950
	2018	538,196	—	631,056	—	1,213,841	33,323	118,812	2,535,228
	2017	525,000	—	185,744	—	473,568	70,382	97,180	1,351,874
Ole Rosgaard Sr. Vice President and President Rigid Industrial Packaging & Services and Global Sustainability	2019	506,628	—	348,826	—	759,907	—	21,580	1,636,941
	2018	460,337	—	452,297	—	954,689	—	21,205	1,888,528
	2017	404,040	—	150,211	—	419,711	—	10,320	984,282

(1)
The amounts of base salary for fiscal 2017, 2018 and 2019 reflect actual amounts paid to the respective NEO for each fiscal year ended October 31. As discussed in “Compensation Discussion and Analysis - Elements of Our Compensation Program - Base Salary” above, we implement base salary increases on a calendar year rather than a fiscal year basis.

(2)
Amounts represent the restricted share portion of LTIP awards, as described below (see footnote 3 below) and as discussed in the “Compensation Discussion and Analysis - Long-Term Incentive Plan” above, based upon the dollar amount recognized for financial statement reporting purposes during fiscal 2019, 2018, and 2017, respectively, computed in accordance with Accounting Standards Certification (“ASC”) 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in Item 8 of the 2019 Form 10-K. For fiscal 2019, 2018 and 2017, LTIP award amounts were determined by multiplying the closing price of our shares of Class A Common Stock on December 31, 2019 ($44.20), December 31, 2018 ($37.11) and January 4, 2018 ($62.20), respectively, by the number of shares granted or to be granted. No shares have been granted as of the date of this proxy statement for the performance period ending October 31, 2019.

(3)
Amounts represent the cash awards earned under the STIP and LTIP. See “Compensation Discussion and Analysis - Elements of Our Compensation Program - Short-Term Incentive Plan” and “- Long-Term Incentive Plan.” The cash awards earned under the STIP and LTIP for fiscal 2019, 2018 and 2017 are as follows:

Name	Fiscal Year	Short Term Incentive Plan Awards ($)	Long-Term Incentive Plan Awards ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Peter G. Watson	2019	1,258,008	2,083,340	3,341,348
	2018	2,334,624	2,445,795	4,780,419
	2017	1,078,111	592,428	1,670,539
Lawrence A. Hilsheimer	2019	615,441	923,072	1,538,513
	2018	1,081,978	1,149,283	2,231,261
	2017	548,964	490,702	1,039,666
Gary R. Martz	2019	428,312	616,708	1,045,020
	2018	744,134	769,289	1,513,423
	2017	372,496	341,590	714,086
Michael Cronin	2019	340,968	454,149	795,117
	2018	649,609	564,232	1,213,841
	2017	341,250	132,318	473,568
Ole Rosgaard	2019	365,534	394,373	759,907
	2018	550,269	404,420	954,689
	2017	275,876	143,836	419,711

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(4)
Amounts represent the change in the pension value for each NEO, including amounts accruing under our pension plans, the SERP, and the DC SERP. None of the NEOs who participate in the nonqualified deferred compensation plan receive preferential or above market earnings. During fiscal 2019, the Company accrued above market interest with respect to the DC SERP, a nonqualified defined contribution plan, for Mr. Hilsheimer in the amount of $4,038 which equaled the difference between the interest accrued at 3.27% and that which would have accrued at 3.06% (120% of the long term applicable federal rate for October 2018).

(5)
For NEOs based in the U.S., amounts represent our contributions to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations, premiums paid for life insurance and health insurance premiums, the value of the annual wellness physical and any other perquisites paid by us to or on behalf of such NEO during fiscal years 2019, 2018 and 2017.

Name	Year	401(k) Match and Contribution ($)†	Company paid Life Insurance and other Premiums ($)††	Value of Wellness Physical Exams ($)	DC SERP ($)†††	Perquisites and Other Personal Benefits ($)††††	Total All Other Compensation ($)
Peter G. Watson	2019	8,796	1,905	2,800	—	—	13,501
	2018	7,854	1,905	2,800	—	—	12,559
	2017	8,100	2,220	2,800	—	—	13,120
Lawrence A. Hilsheimer	2019	16,800	1,905	—	279,460	75	298,240
	2018	16,500	1,905	727	316,634	—	335,766
	2017	8,100	2,220	—	232,612	—	242,392
Gary R. Martz	2019	8,400	1,905	2,800	—	75	13,180
	2018	8,250	1,905	2,800	—	—	12,955
	2017	8,100	2,220	2,800	—	—	13,120
Michael Cronin	2019	—	37,898	—	—	89,791	127,689
	2018	—	38,162	—	—	80,650	118,812
	2017	—	27,024	—	—	70,488	97,180
Ole Rosgaard	2019	16,800	1,905	2,800	—	75	21,580
	2018	16,500	1,905	2,800	—	—	21,205
	2017	8,100	2,220	—	—	—	10,320
† This column includes an additional retirement contribution for Messrs. Hilsheimer and Rosgaard who are U.S. employees not eligible to participate in the the U.S. pension plan. This additional employer contribution is equal to three percent of their eligible compensation subject to IRS limitations.
†† This column includes Company paid life insurance, accidental death and disability, long-term disability and global medical and dental insurance and evacuation premiums.

†††
This column includes pay credits and non-above market interest credits accrued with respect to the DC SERP. Mr. Hilsheimer's benefits under the DC SERP as of October 31, 2019 total $1,352,758 in pay credits. Mr. Hilsheimer is not vested in these benefits under the DC SERP. See “Compensation Discussion and Analysis - Retirement and Deferred Compensation Plans - Supplemental Executive Retirement Plans” for a description of the DC SERP.

†††† This column typically includes benefits related to expatriate assignments and other miscellaneous benefits. The amount for Messrs. Hilsheimer, Martz and Rosgaard reflects the amount of a holiday gift card provided to corporate employees in December 2018. The amount for Mr. Cronin represents perquisites customary to his assignment in Europe, such as a pension contribution gap, tax preparation services and a housing allowance paid by the Company to or on behalf of Mr. Cronin as set forth below.

	Pension Contribution Gap ($)	Tax Preparation ($)	Housing Allowance ($)	Total ($)
2019	50,899	—	38,892	89,791
2018	40,844	—	39,806	80,650
2017	30,514	1,109	38,865	70,488

(7)	Mr. Cronin’s compensation is paid in Euros and has been converted to U.S. Dollars using an exchange rate of 1.1112, 1.136097 and 1.110424 for fiscal years 2019, 2018 and 2017, respectively.

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Grants of Plan-based Awards in Fiscal 2019
The following table summarizes grants of non-equity and stock-based compensation awards made during fiscal 2019 to the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter G. Watson
Long-Term	12/12/2018	1,236,667	3,710,000	7,420,000	--	--	--	--	--	--	--
Short term	12/12/2018	662,500	1,325,000	2,650,000	--	--	--	--	--	--	--
Lawrence A. Hilsheimer
Long-Term	12/12/2018	504,168	1,512,503	3,025,006	--	--	--	--	--	--	--
Short term	12/12/2018	324,108	648,215	1,296,430	--	--	--	--	--	--	--
Gary R. Martz
Long-Term	12/12/2018	340,847	1,022,540	2,045,080	--	--	--	--	--	--	--
Short term	12/12/2018	225,560	451,120	902,240	--	--	--	--	--	--	--
Michael Cronin
Long-Term	12/12/2018	194,576	583,727	1,167,454	--	--	--	--	--	--	--
Short term	12/12/2018	189,712	379,423	758,846	--	--	--	--	--	--	--
Ole Rosgaard
Long-Term	12/12/2018	227,948	683,843	1,367,686	--	--	--	--	--	--	--
Short term	12/12/2018	177,293	354,585	709,170	--	--	--	--	--	--	--

(1)
In fiscal 2019, each NEO was selected to participate in the LTIP for the performance period beginning November 1, 2018 and ending October 31, 2021. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. For the performance period, the threshold and maximum levels are 33% and 200%, respectively, of the target award. Estimated future payouts are based on each NEO’s salary as of January 1, 2019, and are to be paid 50% in cash and 50% in restricted shares of our Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90-day period preceding the day that the performance criteria for the performance period was established. See “Compensation Discussion and Analysis - Elements of Our Compensation Program - Long-Term Incentive Plan.”

(2)
In fiscal 2019, each NEO was selected to participate in the STIP. Under the STIP, threshold, target and maximum levels of each individual NEO’s award potential are established for each performance period, based on Corporate RONA. Approved target awards for fiscal 2019 are based upon a percentage of each NEO’s base salary paid during fiscal 2019. See “Compensation Discussion and Analysis - Elements of Our Compensation Program - Short Term Incentive Plan.” The actual payments earned by each NEO in fiscal 2019 and paid in fiscal 2020 are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Stock-based Compensation
Since 2006, we have not issued stock options or made stock awards to our executive officers or employees, other than as a component of the LTIP or in certain circumstances, as a component of compensation packages offered to attract new key employees. Although it is the Compensation Committee’s current intention to use only the LTIP for stock-based compensation to executive officers and other key employees, stock option and stock awards could be granted by the Compensation Committee under our 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”). The 2001 Plan provides for the award of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that could be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that may be issued under the 2001 Plan during its term for incentive stock options is 5,000,000 shares. The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933. No option may vest less than two years after the grant date and or be exercised greater than ten years after its grant date. In addition, no options granted under the 2001 Plan can be repriced or repurchased by us without stockholder approval. In general, options may not be transferred by the option holder, except that the Compensation Committee may, in its sole discretion, permit transfers by the option holder to his or her spouse, children, grandchildren and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons.

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Equity Compensation Plan Information (1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (2)	—	—	(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total:	—	—	—

(1)	Information as of October 31, 2019.

(2)
These plans include the 2001 Plan, under which shares of our Class A Common Stock may be issued, the 2005 Outside Directors Equity Award Plan, under which shares of our Class A Common Stock may be issued, and the Current LTIP, under which restricted shares of our Class A and Class B Common Stock may be issued. See “Compensation Discussion and Analysis - Elements of Our Compensation Program - Long-Term Incentive Plan,” “Executive Compensation - Stock-based Compensation,” and “Director Compensation for Fiscal 2019 - Director Compensation Arrangements” for a further description of these plans. Stock options are no longer issued under the incentive stock option plan.

(3)
A total of 118,692 shares of Class A Common Stock remain available for future issuance under the 2005 Outside Directors Equity Award Plan. The Current LTIP does not currently contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that 2001 Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of our immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The approximate number of shares that may be issued under the 2001 Plan in fiscal 2020 is 3,900,000 shares. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 5,000,000 shares, with 1,072,311 shares remaining available for future issuance under this limitation.

Outstanding Equity Awards at Fiscal Year-End
As of the end of fiscal 2019, there were no stock-based compensation awards outstanding for the NEOs. As discussed in “Stock-based Compensation” above, since 2006, we have not issued stock options or made stock awards to our executive officers or employees, including the NEOs, other than as a component of the LTIP or in certain circumstances, as a component of compensation packages offered to attract new key employees.

Option Exercises and Stock Vested
We had no stock-based compensation awards exercised or vested during fiscal 2019.

Pension Benefits
Pension Plans
We have a tax-qualified defined benefit plan that is intended to meet the requirements of Section 401(a) of the Code for our U.S. employees hired prior to November 1, 2007 who have long and continuous service before retirement. Benefits payable under this pension plan are funded entirely through Company contributions to a trust fund. This pension plan provides for a lump sum payment or a monthly benefit for the participant’s lifetime upon reaching the normal retirement age under this pension plan, which is 65. The monthly benefit is calculated by multiplying the participant’s annual average compensation (calculated using the five highest complete years of the last ten years of compensation or the final sixty months of compensation, whichever is higher, capped at Code limits) by 35% and by the participant’s years of service divided by the years the participant could have worked until his or her normal retirement date divided by 12. “Compensation” for purposes of the pension plan includes base salary and payments under the STIP. Participants are 100% vested in this pension plan once they have been credited with five years of service with the Company. Messrs. Watson and Martz are the only NEOs eligible to participate in this pension plan, and both are fully vested in their benefits under this pension plan. Once a participant is fully vested, the participant will have earned a nonforfeitable right to a benefit under this pension plan. Benefits may commence at the later of age 65 or five years vested in this pension plan. This pension plan offers early retirement benefits at age 55 on a reduced basis with a required 15 years of service. Messrs. Watson and Martz are both eligible for early retirement benefits under this pension plan.
Mr. Cronin participates in pension plans sponsored by a subsidiary of the Company in the Netherlands. Benefits payable under these pension plans are funded entirely through such subsidiary's contributions to a trust fund. These pension plans provide benefits to Mr. Cronin upon his reaching the normal retirement age under Dutch law, which is 68. Benefits accrue at the rate of 1.875% and 1.75%, respectively, per year of service on separate portions of a participant's base salary subject to limitations imposed by Dutch law. Participants under the plans vest in their benefits immediately. Therefore, Mr. Cronin is fully vested in the benefits of these pension plans. Mr. Cronin’s pension plans do not offer early retirement benefits.

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Supplemental Executive Retirement Plan
Our SERP provides benefits for a select group of executive officers, including our NEOs, who participate in the above described pension plan. The plan is considered to be an “unfunded” arrangement as amounts generally will not be set aside or held by the Company in a trust, escrow, or similar account. The benefit from the pension plan and the SERP is equal to a target percentage (ranging from 40% to 50% depending on job classification) times the executive officer’s highest three-year average compensation of the last five years worked by the executive officer and reduced for less than 20 years of continuous service and for receiving benefits prior to the executive officer’s normal retirement age. “Compensation” for purposes of the SERP includes base salary and payments under the STIP, and benefits are payable quarterly under the SERP for 15 years. “Normal retirement age” under the SERP is 65. Generally, vesting under the SERP requires 10 years of service or the attainment of the normal retirement age with at least five years of service. Messrs. Watson and Martz are the only NEOs eligible to participate in the SERP, and both are fully vested in their benefits under the SERP. The SERP offers early retirement benefits on a reduced basis to vested participants. Messrs. Watson and Martz are both eligible for early retirement benefits under the SERP.
Pension Benefits in Fiscal 2019
The table below sets forth the years of service and present value of the accumulated benefit for each of the eligible NEOs under the pension plans and the SERP described above as of October 31, 2019. Messrs. Hilsheimer and Rosgaard are not eligible to participate in our pension plans or SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)(3)	Payments During Last Fiscal Year ($)
Peter G. Watson	U.S. Pension Plan	20	850,570	—
	SERP	8	5,092,510	—
Gary R. Martz	U.S. Pension Plan	18	735,217	—
	SERP	18	4,459,524	—
Michael Cronin	Netherlands Pension	5	187,931	—
	SERP	—	—	—

(1)	Assumptions for calculations:
(A)    Age 65 commencement for Messrs. Watson and Martz and age 67 commencement for Mr. Cronin;
(B)    No decrements for death nor termination prior to age 65;
(C)    RP-2014 Projected Mortality for the U.S. pension plan. For the Netherlands pension plans, the AP Prognosetafel 2018 mortality table as of October 31, 2019 and 2018, respectively; and the AP Prognosetafel 2016 mortality table as of October 31, 2017;
(D)    Discount rates for the U.S. pension plan of 3.33%, 4.61% and 3.28% as of October 31, 2019, 2018 and 2017, respectively; and discount rates for the SERP of 2.93%, 4.38% and 3.42% as of October 31, 2019, 2018 and 2017, respectively; and discount rate for the Netherlands pension plans of 0.75%, 1.65% and 1.55% as of October 31, 2019, 2018 and 2017, respectively.

(2)
See Note 12 in the Notes to Consolidated Financial Statements included in Item 8 of the 2019 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the accumulated benefit.

(3)
Mr. Cronin’s Netherlands Pension benefits were calculated in Euros and converted to U.S. Dollars using an exchange rate of 1.1112, 1.136097 and 1.1610 for fiscal years 2019, 2018 and 2017, respectively.

Nonqualified Deferred Compensation
Nonqualified Deferred Compensation Plan
We have a nonqualified deferred compensation plan for our executive officers, including our NEOs, which provides a vehicle for our executive officers to elect to defer their compensation. This nonqualified deferred compensation plan is intended to meet the requirements of Section 409A of the Code. A participant’s base salary, STIP and LTIP cash payments are all eligible for deferral under this plan, and participants may defer up to 100% of their compensation. We do not currently match any compensation deferred by participants or provide any other discretionary contributions under this plan. A participant’s deferred compensation (along with company-match or contributions, if any) is deposited into an account with a rabbi trust to protect and segregate such funds. Deferred funds are invested in a similar range of investment options as are available in our 401(k) plan. The funds in a participant’s account are distributed to a participant upon his or her retirement in a lump sum or in equal annual installments over a five- or ten-year period, as elected by the participant, or in a lump sum upon a participant’s termination of employment, death or disability or a change in control of the Company. Subject to the terms of the plan, participants may also receive a distribution of funds for an “unforeseeable emergency.” A participant is fully vested in his or her own deferral contributions, but the right to company-matching contributions, if any, is subject to vesting as provided by this plan. Messrs. Hilsheimer and Rosgaard are the only NEOs that have elected to defer compensation under our nonqualified deferred compensation plan.

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Nonqualified Deferred Compensation Benefits in Fiscal 2019
The table below provides information regarding the accounts of our NEOs who have deferred compensation under our nonqualified deferred compensation plan described above as of October 31, 2019.

Name	Executive Contributions in Last FY ($)(1)(2)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Lawrence A. Hilsheimer	—	—	33,663	—	343,283
Ole Rosgaard	81,775	—	1,811	—	143,185

(1)	The amounts shown above include base salary, STIP and LTIP cash awards deferred during fiscal 2019.

(2)
The contribution amounts included in the table and also reported as fiscal 2019 compensation in the Summary Compensation Table of this proxy statement are $0 and $81,775 for Messrs. Hilsheimer and Rosgaard, respectively.

(3)	The amounts in this column equals the sum of any investment income and capital gains less any capital losses.

Potential Payments Upon Termination or Change in Control
We have no plans, agreements, contracts or other arrangements providing any NEO with severance or change-in-control benefits.

Agreements with NEOs
We do not have an employment agreement with any NEO. All NEOs, as well as other participants in the LTIP, have agreed to certain post-employment covenants prohibiting them from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries.

Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, for fiscal 2019, the ratio of the total annual compensation of our CEO to the total annual compensation of the median employee was 202 to 1.
To identify the median employee, we first determined our global employee population consisting of full-time, part-time, seasonal and temporary employees as of October 1, 2019. We excluded all employees in Algeria (42), Costa Rica (30), Egypt (42), Malaysia (80), Mexico (428), Nigeria (3) and Vietnam (218) under the de minimus exception, as the aggregate number of employees in those countries (843) represents less than 5% of our total global employee population of 17,064. After determining our global employee population, we then used the annual base salary reflected in our internal payroll system, converted into U.S. dollars, as our consistently applied compensation measure. We next annualized the compensation of all permanent employees who joined the Company during the fiscal year.
Once the median employees were identified (we have two due to the fact that our population excluding the CEO was an even number), we calculated the median employees' compensation using the same methodology used to calculate the total compensation of the CEO as set forth in the Summary Compensation Table and average the two numbers. The average median employee annual total compensation was $39,538. The annual total compensation of our CEO was $7,974,525 as set forth in the Summary Compensation Table of this proxy statement.

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AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee is responsible for monitoring and reviewing our financial reporting process on behalf of the Board of Directors. The Audit Committee consists of four independent directors. The Company’s Board of Directors has determined that all Audit Committee members are “financially literate” as defined by the NYSE standards and that Bruce A. Edwards qualifies as an “audit committee financial expert” as defined by applicable SEC regulations. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). In fulfilling its responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the 2019 Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Throughout the year, the Audit Committee also monitored the results of the testing of internal control over financial reporting pursuant to §404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed a report from Deloitte & Touche LLP regarding the effectiveness of internal control over financial reporting. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with GAAP, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee received written disclosures regarding the independent auditors’ independence from management and the Company, and received a letter confirming that fact from the independent auditors, which included applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and considered the compatibility of nonaudit services with the auditors’ independence.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
As discussed above, the Audit Committee is responsible for monitoring and reviewing our financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on our consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that our consolidated financial statements are presented in accordance with GAAP, that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB, or that our independent auditors are in fact “independent.”
The Audit Committee receives regular reports from our General Counsel with respect to matters coming within the scope of our Code of Business Conduct and Ethics. The CEO and the principal financial officer have each agreed to be bound by the Code of Business Conduct and Ethics and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers. The Company has also implemented and applied the Code of Business Conduct and Ethics throughout the Company. It also has in place procedures for the receipt of complaints concerning our accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the 2019 Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for the 2020 fiscal year.
Submitted by the Audit Committee of the Board of Directors.
Bruce A. Edwards, Committee Chairperson
John F. Finn
Michael J. Gasser
John W. McNamara

Greif - Proxy Statement 47

Audit Committee Pre-Approval Policy
The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditors in order to assure that such services do not impair the auditors’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent auditors may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent auditors. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent auditors must be pre-approved.
Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent auditors. In addition, any proposed services that were pre-approved on a periodic basis, but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.
The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee for proposed services to be performed by the independent auditors for up to $100,000 per engagement. Pursuant to such Policy, in the event the Chairperson pre-approves services, the Chairperson is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

Fees of the Independent Registered Public Accounting Firm
Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended October 31, 2019. It is currently expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. Our Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year. Deloitte & Touche LLP was initially engaged by the Audit Committee as our independent registered public accounting firm in August 2014.
All services to be provided by our independent auditors are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the fiscal years ended October 31, 2018 and October 31, 2019 by Deloitte & Touche LLP were as follows:

Type of Service	2019	2018
Audit Fees (1)	$7,610,000	$6,575,000
Audit-Related Fees (2)	$888,000	$506,000
Tax Fees (3)	$2,424,000	$1,684,000
All Other Fees (4)	$23,000	$43,000
Total	$10,945,000	$8,808,000

(1)	Comprises the audits of our annual financial statements and internal controls over financial reporting and reviews of our quarterly financial statements, attest services and consents to SEC filings.

(2)	Comprises statutory audits of Company subsidiaries, employee benefit plan audits and consultations regarding financial accounting and reporting.

(3)
Comprises services for tax compliance, tax planning and tax advice. Tax compliance includes services for compliance related tax advice, as well as the preparation and review of both original and amended tax returns for the Company and its consolidated subsidiaries. Tax compliance related fees represented $30,000 and $0 of the tax fees for fiscal years 2019 and 2018, respectively. The remaining tax fees primarily include tax planning.

(4)	Comprises other miscellaneous services.

None of the services described under the headings “Audit-Related Fees,” “Tax Fees,” or “All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C)

Greif - Proxy Statement 48

OTHER MATTERS
Communications with the Board
Our Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.
Stockholder Recommendations for Director Nominees
The Nominating Committee is responsible for evaluating and recommending candidates to the Board. The Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee recommended nominee for a position on the Board, as well as qualities and skills that Board members must possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. The Nominating Committee seeks to achieve diversity of occupational and personal backgrounds and considers diversity as a factor in director nominations. The Nominating Committee views diversity in a broad context to include race, gender, ethnicity, geography, diversity of viewpoint, professional and industry experience, skills, education and personal expertise, among others. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.
The Nominating Committee identifies potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from Company management, and stockholder recommendations. The Committee also may, in its discretion, engage director search firms to identify candidates. Stockholders may recommend director candidates for consideration by the Nominating Committee by submitting a written recommendation to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). The Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on our books, and telephone number, of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to our undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at our next annual meeting of stockholders (or a statement to the effect that no material interest is known to such stockholder).
Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by us not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days’ notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by us no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.
Stockholder Proposals
Proposals of stockholders intended to be presented at the 2021 annual meeting of stockholders (scheduled for February 23, 2021) must be received by us for inclusion in the proxy statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this proxy statement. If a stockholder intends to present a proposal at the 2021 annual meeting of stockholders, but does not seek to include such proposal in our proxy statement and form of proxy, such proposal must be received by us on or prior to 45 days in advance of the first anniversary of the date of this proxy statement or the persons named in the form of proxy for the 2021 annual meeting of stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in our proxy statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of our Second Amended and Restated By-Laws, as amended, in order to present proposals at the 2021 annual meeting of stockholders.

Greif - Proxy Statement 49

Certain Relationships and Related Party Transactions
We have a written policy for the approval of a transaction between the Company and one of its directors, executive officers, greater than 5% Class B stockholders, an entity owned or controlled by such persons, or an immediate family member of such persons, which is generally referred to as a related party transaction. This policy provides that the Audit Committee must review, evaluate and approve or disapprove all related party transactions involving an amount equal to or greater than $5,000. This policy also requires that all related party transactions be disclosed in our applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In addition, the Nominating Committee, which advises the Board of Directors on corporate governance matters, independently reviews and assesses corporate governance issues related to contemplated related party transactions.
During fiscal 2019, we retained the law firm of Baker & Hostetler LLP to perform certain legal services on our behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Nominating and Stock Repurchase Committees. We anticipate retaining Baker & Hostetler LLP in the 2020 fiscal year. The fees for legal services rendered in fiscal 2019 were less than $900,000. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”
Other Information
The proxy card enclosed with this proxy statement is solicited from Class B stockholders by and on behalf of the Board of Directors of the Company. A person giving the proxy has the power to revoke it.
The expense for soliciting proxies for this Annual Meeting is to be paid by us. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.
Management knows of no matters to be presented at the Annual Meeting other than the above proposals. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

/s/ Gary R. Martz
Gary R. Martz
Corporate Secretary

January 10, 2020

Greif - Proxy Statement 50

Exhibit A

AMENDMENT NO. 3
TO THE
GREIF, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
The Greif, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”) is hereby amended pursuant to the following provisions:
1. Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.
2. Amendments:
(a) Article 2A is hereby added to the Plan, immediately following Article 2 of the Plan:
“Article 2A. Shares subject to the Plan

2A.1.  Overall Number of Shares Available for Delivery. The total number of Shares reserved and available for issuance in connection with Awards under the Plan shall be 750,000 (the “Share Pool”). The total number of Shares available is subject to adjustment as provided in Section 2A.3. Any Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

2A.2.  Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 2A.2.

2A.3. Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Shares), recapitalization, forward or reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (a) the number and kind of Shares or other securities of the Company or other issuer which are subject to the Plan, (b) the number and kind of Shares or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Article 4, and (c) the number and kind of Shares or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards; or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award.”

3. Effective Date; Construction: The effective date of this amendment is February 25, 2020 and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

Exhibit B
GREIF, INC.
2020 LONG-TERM INCENTIVE PLAN

Article 1. Establishment and Purpose

1.1. Establishment of Plan. The Greif, Inc. 2020 Long-Term Incentive Plan (the “Plan”) replaces the Greif, Inc. Amended and Restated Long-Term Incentive Plan (the “Prior Plan”). The Prior Plan became effective as of May 1, 2001, and has been amended and restated from time to time. The Prior Plan continues to apply to Performance Periods that commenced on November 1, 2016, 2017 and 2018 respectively, all of which commenced before the Effective Date of this Plan. No Performance Period under the Plan shall end after October 31, 2030, and the Plan shall remain in effect until the payment of any Award issued in connection with the Plan; provided, however, that the Plan may be terminated by the Board or the Committee.

The Plan shall become effective as of November 1, 2019, subject to approval of the Plan by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware within 12 months following adoption of the Plan by the Board. If the Plan is not approved by stockholders, as described in the preceding sentence, within 12 months following its adoption by the Board, then the Prior Plan shall continue in full force and effect without change thereto, except for any change approved by the Board and, to the extent required under the rules of any exchange on which the Shares of the Company are traded, the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware.

1.2. Purpose. The primary purposes of the Plan are to:
(a) Retain, motivate and attract key employees;

(b) Focus management on key measures that drive superior performance and thus, creation of value for the Company;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies; and

(d) Provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:
2.1. “Adopted Child” or “Adopted Children” means one or more persons adopted by court proceedings, the finality of which is not being contested at the time of the Participant’s death.
2.2    “Affiliate” means any entity regardless of its form (including, but not limited to, a corporation, partnership or limited liability company) that directly or indirectly is controlled by or is under common control with the Company.
2.3    “Award” means any Performance Stock Unit or Restricted Stock Unit, together with any related interest, granted to a Participant under the Plan with respect to a Performance Period.
2.4. “Award Document” means the document provided, electronically or otherwise, by the Company to a Participant setting forth the terms and provisions applicable to such Participant’s Award, determined in accordance with Article 5.
2.5. “Award Opportunity” means the various levels of incentive compensation, payable in connection with a PSU in cash and/or Shares, which a Participant may earn under the Plan with respect to a Performance Period, as established by the Committee pursuant to Article 5 herein.
2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7. “Child” or “Children” means a Participant’s natural and Adopted Children living or deceased on the date of the Participant’s death. A Child who was conceived but not yet born on the date of the Participant’s death shall be regarded for purposes of the Plan as though such Child were living on that date, but only if such Child survives birth.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.
2.9. “Committee” means the Special Subcommittee on Incentive Compensation, comprised of two (2) or more individuals appointed by the Nominating and Corporate Governance Committee of the Board to administer the Plan, in accordance with Article 7. In the event that the Special Subcommittee on Incentive Compensation ceases to exist, Committee shall mean the Compensation Committee of the Company.
2.10. “Company” means Greif, Inc., or any successor thereto.
2.11. “Descendants” mean legitimate descendants of whatever degree, including descendants both by blood and Adopted Children.
2.12. “Dividend Equivalents” means a right granted in connection with a RSU pursuant to Section 5.4 of the Plan.
2.13. “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder, or under applicable legislation if no such long term disability plan applies.
2.14. “Effective Date” means November 1, 2019 as to this Plan, subject to approval by the Company’s stockholders as set forth in Section 1.1.
2.15. “Employee” means any key employee of the Company or an Affiliate. Directors who are not employed by the Company shall not be considered Employees under the Plan.
2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17. “Fair Market Value” means the fair market value of Shares, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share shall be the closing price per share of a Share reported on a consolidated basis for securities listed on the principal stock exchange or market on which Shares are traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.
2.18. “Participant” means a current or former Employee who has been granted an Award under the Plan which remains outstanding.
2.19. “Performance Criteria” shall have the meaning set forth in Section 5.3.
2.20. “Performance Period” means the consecutive and overlapping three-year cycles beginning on each November 1st during the term of the Plan.
2.21. "Performance Stock Unit” or “PSU” means an Award, granted under the Plan, which may entitle a Participant to receive Shares, cash or a combination thereof, contingent upon satisfaction of specified Performance Criteria for a Performance Period.
2.22 “Period of Restriction” means the period during which the transfer of Shares issued in connection with an Award is limited based on the passage of time, as determined by the Committee in its sole discretion.
2.23. “Plan” means this Greif, Inc. 2020 Long-Term Incentive Plan, as hereafter amended from time to time.
2.24. “Restricted Stock Unit” or “RSU” means an Award, granted under the Plan, which may entitle a Participant to receive Shares, cash or a combination thereof at the end of a specified deferral period.
2.25. “Rule 16b-3” means Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.
2.26. “Share” means a share of the Company’s no par value Class A and/or Class B common stock as set forth in an applicable Award Document.
2.27. “Target Incentive Award” means the incentive compensation amount, or formula to determine such amount, to be paid to the Participants when the Performance Criteria designated as the “100% Award Level” are met, as established by the Committee for a Performance Period.

Article 3. Shares Subject to Plan.

3.1.  Overall Number of Shares Available for Delivery. The total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 5,000,000 (the “Share Pool”). The total number of Shares available is subject to adjustment as provided in Section 3.3. Any Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.2.  Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 3.2.

(a) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer Shares than the number underlying the Award, the Shares retained by or tendered to the Company will be available under the Plan.

(b) Shares that are withheld from an Award granted under the Plan to cover withholding tax obligations related to that Award or Shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute Shares not delivered to the Participant and will be available for future grants under the Plan.

(c) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate merges, consolidates or enters into a similar corporate transaction, Shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

3.3. Adjustments. So long as any such adjustment is not in violation of the rules of any exchange on which the Shares of the Company are traded, in the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Shares), recapitalization, forward or reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (a) the number and kind of Shares or other securities of the Company or other issuer which are subject to the Plan, (b) the number and kind of Shares or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Article 5, and (c) the number and kind of Shares or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards; or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award.

Article 4. Eligibility and Participation

4.1. Eligibility. The Committee may issue an Award to any Employee. In general, an Employee may be designated as a key employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way.
4.2. Participation. Participation in the Plan shall be determined by the Committee annually or for each Performance Period based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan for any given Performance Period shall be issued Award Documents setting forth the terms and conditions of the RSUs and/or PSUs , as soon as is practicable after such Award Opportunities are established.
4.3. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.
Article 5. Award Determination

5.1. Terms of Awards, In General. Except as determined by the Committee in its sole discretion, each Award under the Plan shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Criteria and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.

Each Award issued under the Plan may include such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant.

The grant, issuance, retention, vesting and/or settlement of an Award shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall determine the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of the Award subject to continued employment, passage of time and/or such Performance Criteria as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an Award that is based in whole or in part on the level of achievement versus specified Performance

Criteria shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award. These minimum vesting conditions need not apply (a) in the case of the death, disability or Retirement of the Participant, and (b) with respect to up to an aggregate of 5% of the Shares.

5.2. Terms Applicable to Restricted Stock Units. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including any right to vote, until Shares shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 5.4 below. The Award Document shall set forth any Period of Restriction and the applicable limitations or restrictions that apply to Shares issued to a Participant in connection with RSUs. Shares awarded under the Plan in connection with RSUs shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, if any, subject to any applicable securities laws.

5.3. Terms Applicable to Performance Stock Units.

(a) Unless otherwise specified in an Award Document, PSUs shall be settled in Shares at the end of a Performance Period based on the satisfaction of applicable Performance Criteria. In no event may dividend equivalents be issued in connection with a PSU.

(b) Prior to the beginning of each Performance Period, or as soon as practicable thereafter (but in no event later than 90 days following the first day of the Performance Period), the Committee shall select and establish performance goals for that Performance Period (the “Performance Criteria”), which, if met, will entitle the Participants to the payment of the Award Opportunities.

The performance goals applicable to any Participant may include growth, improvement or attainment of certain levels of one or more (in any combination and with such adjustments as determined by the Committee):
(i) return on capital, assets, or equity;
(ii) operating costs;
(iii) economic value added;
(iv) margins;
(v) total stockholder return;
(vi) operating profit or net income;
(vii) cash flow;
(viii) earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;
(ix) sales, throughput, or product volumes;
(x) costs or expenses; and/or
(xi) such other performance goals as the Committee may determine.
Performance goals may be expressed either on an absolute basis or relative to other companies selected by the Committee. Performance goals may be established without regard to length of service with the Company.

For each Performance Period, the Committee may, in its discretion, establish a range of performance goals which correspond to, and will entitle the Participants to receive, various levels of Award Opportunities based on percentage multiples of the Target Incentive Award. Each performance goal range shall include a level of performance designated as the “100% Award Level” at which the Target Incentive Award shall be earned. In addition, each range may include levels of performance above and below the one hundred percent (100%) performance level, ranging from a minimum of 0% to a maximum of 200% of the Target Incentive Award. For purposes of clarity, the Committee may establish minimum levels of performance goal achievement under the Performance Criteria, below which no payouts shall be made to a Participant.

(c) Adjustment of Performance Criteria. Once established, the Performance Criteria normally shall not be changed during the Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, then the Committee may approve appropriate adjustments to the Performance Criteria (either up or down) as such criteria apply to the Award Opportunities of specified Participants. For purposes of clarity, this includes adjustments for unusual or non-recurring items. In addition, at the time the award subject to Performance Criteria is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which the Participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

(d) The Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period. The PSUs shall be settled no sooner than 75 days after the end of each Performance Period and no later than March 15th of the year following the end of the applicable Performance Period.

(e) The Award Document shall set forth any Period of Restriction and the applicable limitations or restrictions that apply to Shares issued to a Participant in connection with a PSUs. Shares awarded under the Plan in connection with a PSU shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to any applicable securities laws.

5.4 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend-Equivalents in connection with a RSU Award, based on the dividends declared on Shares that are subject to the Award to which they relate, to be accrued as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. Such Dividend-Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. No amount shall be paid or settled in connection with a Dividend-Equivalent until the underlying Award has become vested.

Article 6. Termination of Employment

6.1. Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant’s employment is terminated by reason of death, Disability, or “Retirement”, outstanding RSUs and PSUs shall be reduced on a prorated basis to reflect participation prior to termination. The reduction shall be determined by multiplying the RSUs and PSUs by a fraction, the numerator of which is the number of days of employment in the Performance Period or vesting period, as applicable, through the date of employment termination, and the denominator of which is the number of days in the Performance Period or vesting period, as applicable. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. “Retirement” shall have the meaning set forth in the applicable Award Document. The adjusted number of RSUs shall vest and be settled as soon as reasonably practicable following the Participant’s date of termination. The adjusted number of PSUs shall be settled at the time the PSU Award would have been settled had the Participant remained actively employed.

6.2. Beneficiary Designations.

(a) General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

(b) Invalidity of Powers of Attorney. The Plan shall not recognize beneficiary designations made on a Participant’s behalf by the Participant’s attorney in fact, or by any person acting under a power of attorney or any instrument by which the Participant has appointed another person as his or her agent, thereby conferring upon him or her the authority to perform certain specified acts on the Participant’s behalf.

(c) Failure of Beneficiary Designation. In the absence of a beneficiary designation made by the Participant in accordance with Section 6.2(a), or if the beneficiary named by a Participant predeceases him or her, then the Committee shall pay any benefits remaining unpaid at the Participant’s death to the Participant’s surviving spouse. If the Participant has no surviving spouse at his or her date of death, then the Committee shall pay the remaining benefit hereunder to the Participant’s Children per capita and to any deceased Child’s Descendants per stirpes. If no spouse, Children or Descendants survive the Participant, then the Committee shall pay any remaining benefits hereunder to the Participant’s estate.

6.3. Termination of Employment for Other Reasons. In the event a Participant’s employment is terminated before the date payment of the Award is made for any reason other than death, Disability, or “Retirement” as described in Section 6.1, any outstanding unvested Awards shall be forfeited.

Article 7. Administration

7.1. The Committee. The Committee shall administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Nominating and Corporate Governance Committee of the Board. All Committee members shall be members of the Board, and must be “non-employee directors,” as such term is described in Rule 16b-3, if and as such Rule is in effect. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Nominating and Corporate Governance Committee of the Board shall fill vacancies in the Committee.

7.2. Authority of the Committee.

(a) General. Except as limited by law or by the certificate of incorporation or bylaws of the Company, as then in effect, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (such Awards need not be identical for each Participant); construe and interpret the Plan and any agreement or instrument entered into under the Plan and correct defects, supply omissions or reconcile inconsistencies therein; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 5 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board, the Compensation Committee of the Board, and the Committee may employ attorneys, consultants, accountants, appraisers and other persons, and may delegate as appropriate its authorities as identified hereunder. The Board, the Compensation Committee of the Board, the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

(b) Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions:

(i) apply such amount directly for the comfort, support and maintenance of such person;

(ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

(iii) pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or

(iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Committee’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

Payment pursuant to this Section 7.2(b) shall fully discharge the Company, the Board, the Compensation Committee of the Board, the Committee, and the Plan from further liability on account thereof.

7.3. Majority Rule. The Committee shall act by a majority of its members.

7.4. Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

7.5. Indemnification. Each person who is or shall have been a member of the Committee, the Compensation Committee of the Board, or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

This Section 7.5 shall not restrict any entitlement to indemnification to which such persons may have as a matter of law, the Company’s bylaws as then in effect, or any contract with the Company, or any power that the Company may have to indemnify them or hold them harmless.

Article 8. Amendments

The Board or the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that:

(a) no such modification, amendment, suspension, or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Article 5 and Section 6.1; and

(b) no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment and prior to payment of any compensation pursuant to such amendment, where such amendment will make any change which may require stockholder approval under the rules of any exchange on which Shares are traded. No Award Opportunity may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award Opportunities be granted for any Performance Period ending after October 31, 2030.
Article 9. Miscellaneous

9.1. Regulations and Other Approvals; Governing Law.
(a) The obligation of the Company to deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The portion of each Award payable in Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Shares, no such Shares will be issued unless such consent or approval has been effected or obtained free of any conditions and as acceptable to the Committee.

(c) In the event that the disposition of Shares acquired under the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

9.2. Choice of Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

9.3. Withholding Taxes. The Company and any Affiliate, as applicable, shall have the power to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Award. The Company and any Affiliate shall have the power to deduct or withhold from any cash or Shares payable to a Participant in connection with an Award, or require a Participant to remit to the Company, the minimum statutory amount, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company, to satisfy federal, state, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant, the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, provincial, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the power to deduct any such taxes from any payment otherwise due to the Participant. or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company

9.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

9.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.6. Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

9.7. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

9.8. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

9.9. Employment. Nothing in the Plan shall interfere with or limit in any way the authority of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any entitlement to continue in the employ of the Company.

9.10. Nontransferability. No interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

9.11. Stockholder Rights. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares to be awarded under the Plan until such Participant shall have become the holder thereof.

9.12. Non-U.S. Participants. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified pursuant to this Section 9.12 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

Exhibit C

GREIF, INC.
AMENDMENT NO. 3
TO THE
2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN
The 2001 Management Equity Incentive and Compensation Plan (the “Plan”) is hereby amended pursuant to the following provisions:
1. Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.
2. Amendment:
(a)    Section 25 of the Plan is hereby amended in its entirety to read as follows:
“Section 25.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after December 4, 2025, but Awards granted prior to such date may extend beyond that date.”

3. Effective Date; Construction: The effective date of this amendment is February 25, 2020 and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

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E88225-P31611 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREIF, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
Proposal 1. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary to the right)	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Vicki L. Avril-Groves
02) Bruce A. Edwards
03) Mark A. Emkes
04) John F. Finn
05) Michael J. Gasser
06) Daniel J. Gunsett
07) Judith D. Hook
08) John W. McNamara
09) Peter G. Watson

The Board of Directors recommends you vote FOR the following Proposals:

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please date and sign this proxy exactly as your name appears hereon; joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GREIF, INC.

Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY'S COSTS AND SHOULD BE MORE CONVENIENT FOR YOU.

Greif is pleased to offer our Registered Stockholders the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, please follow the directions on the right. You will receive notification by e-mail when the materials are available for review.

It's Easy - Please Follow These 5 Steps:

1. Log onto the Internet at www.greif.com
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Investor Relations/Proxy E-Delivery

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 25, 2020. The Proxy Statement and Annual Report are available at www.proxyvote.com.

E88226-P31611

GREIF, INC.
CLASS B PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS
CALLED FOR FEBRUARY 25, 2020
This Proxy is Solicited on Behalf of Board of Directors

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 10, 2020, hereby appoints Michael J. Gasser, Peter G. Watson, Vicki L. Avril-Groves, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, and John W. McNamara, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 A.M., Eastern Time, on February 25, 2020, and at any adjournment thereof, as indicated on the reverse side.

The shares represented by this proxy will be voted upon the proposals listed on the reverse side in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Proposal 1 on the reverse side, voted FOR Proposals 2, 3, 4 and 5 and voted in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

PLEASE SEE REVERSE SIDE